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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

YUM! BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
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YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

March 20, 2015

Dear Fellow Shareholders:

On behalf of your Board of Directors, we are pleased to invite you to attend the 2015 Annual Meeting of Shareholders of YUM! Brands, Inc. The Annual Meeting will be held Friday, May 1, 2015, at 9:00 a.m., local time, in the YUM! Conference Center at 1900 Colonel Sanders Lane in Louisville, Kentucky.

Once again, we encourage you to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that this e-proxy process expedites shareholders' receipt of proxy materials, lowers the costs of delivery and helps reduce the Company's environmental impact.

Your vote is important. We encourage you to vote promptly whether or not you plan to attend the meeting. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the notice or proxy card.

If you plan to attend the meeting, please bring your notice, admission ticket from your proxy card or proof of your ownership of YUM common stock as of March 3, 2015 as well as a valid picture identification. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,
David C. Novak Executive Chairman	Greg Creed Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to Be Held on May 1, 2015—this notice and the proxy statement are available at www.yum.com/investors/investor_materials.asp. The Annual Report on Form 10-K is available at www.yum.com/annualreport.

YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

Notice of Annual Meeting of Shareholders

Friday, May 1, 2015 9:00 a.m.

YUM! Conference Center, 1900 Colonel Sanders Lane, Louisville, Kentucky 40213

ITEMS OF BUSINESS:
(1)
To elect twelve (12) directors to serve until the 2016 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.
(2)
To ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 26, 2015.
(3)
To consider and hold an advisory vote on executive compensation.
(4)
To consider and vote on one (1) shareholder proposal, if properly presented at the meeting.
(5)
To transact such other business as may properly come before the meeting.

WHO CAN VOTE:

You can vote if you were a shareholder of record as of the close of business on March 3, 2015.

ANNUAL REPORT:

A copy of our 2014 Annual Report on Form 10-K is included with this proxy statement.

WEBSITE:

You may also read the Company's Annual Report and this Notice and proxy statement on our website at www.yum.com/annualreport and www.yum.com/investors/investor_materials.asp.

DATE OF MAILING:

This Notice, the proxy statement and the form of proxy are first being mailed to shareholders on or about March 20, 2015.

By Order of the Board of Directors

Christian L. Campbell
Secretary

YOUR VOTE IS IMPORTANT

Under securities exchange rules, brokers cannot vote on your behalf for the election of directors or on executive compensation related matters without your instructions. Whether or not you plan to attend the Annual Meeting, please provide your proxy by following the instructions on your Notice or proxy card. On or about March 20, 2015, we mailed to our shareholders a Notice containing instructions on how to access the proxy statement and our Annual Report and vote online.

If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. Instead, you should follow the instructions included in the Notice on how to access and review the proxy statement and Annual Report. The Notice also instructs you on how you may submit your vote by proxy over the Internet.

If you received the proxy statement and Annual Report in the mail, please submit your proxy by marking, dating and signing the proxy card included and returning it promptly in the envelope enclosed. If you are able to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the proxy is exercised.

YUM! Brands, Inc.
1441 Gardiner Lane
Louisville, Kentucky 40213

PROXY STATEMENT

For Annual Meeting of Shareholders To Be Held On

May 1, 2015

The Board of Directors (the "Board of Directors" or the "Board") of YUM! Brands, Inc., a North Carolina corporation ("YUM" or the "Company"), solicits the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m. (Eastern Daylight Saving Time), on Friday, May 1, 2015, in the YUM! Conference Center, at 1900 Colonel Sanders Lane, Louisville, Kentucky. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will vote on several important Company matters. In addition, our management will report on the Company's performance over the last fiscal year and, following the meeting, respond to questions from shareholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a shareholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission ("SEC") rules, we are making this proxy statement and our Annual Report available to our shareholders electronically via the Internet. On or about March 20, 2015, we mailed to our shareholders a Notice containing instructions on how to access this proxy statement and our Annual Report and vote online. If you received a Notice by mail you will not receive a printed copy of the proxy materials in the mail, unless you request a copy. The Notice instructs you on how to access and review all of the important information contained in the proxy statement and Annual Report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company's environmental impact.

Who may attend the Annual Meeting?

The Annual Meeting is open to all shareholders of record as of close of business on March 3, 2015, or their duly appointed proxies. Seating is limited and admission is on a first-come, first-served basis.

What do I need to bring to attend the Annual Meeting?

You will need a valid picture identification and either an admission ticket or proof of ownership of YUM's common stock to enter the Annual Meeting. If you are a registered owner, your Notice will be your admission ticket.

2015 Proxy Statement | YUM! BRANDS, INC. 1

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

If you received the proxy statement and Annual Report by mail, you will find an admission ticket attached to the proxy card sent to you. If you plan to attend the Annual Meeting, please so indicate when you vote and bring the ticket with you to the Annual Meeting. If your shares are held in the name of a bank or broker, you will need to bring your legal proxy from your bank or broker and your admission ticket. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the Annual Meeting without an admission ticket, we will admit you only if we are able to verify that you are a YUM shareholder. Your admittance to the Annual Meeting will depend upon availability of seating. All shareholders will be required to present valid picture identification prior to admittance. IF YOU DO NOT HAVE A VALID PICTURE IDENTIFICATION AND EITHER AN ADMISSION TICKET OR PROOF THAT YOU OWN YUM COMMON STOCK, YOU MAY NOT BE ADMITTED INTO THE ANNUAL MEETING.

Please note that computers, cameras, sound or video recording equipment, cellular and smart phones, tablets and other similar devices, large bags, briefcases and packages will not be allowed in the meeting room.

May shareholders ask questions?

Yes. Representatives of the Company will answer shareholders' questions of general interest following the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

Who may vote?

You may vote if you owned YUM common stock as of the close of business on the record date, March 3, 2015. Each share of YUM common stock is entitled to one vote. As of March 3, 2015, YUM had 433,394,412 shares of common stock outstanding.

What am I voting on?

You will be voting on the following four (4) items of business at the Annual Meeting:

•
The election of twelve (12) directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

•
The ratification of the selection of KPMG LLP as our independent auditors for the fiscal year ending December 26, 2015;

•
An advisory vote on executive compensation; and

•
One (1) shareholder proposal.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•
FOR each of the nominees named in this proxy statement for election to the Board;

•
FOR the ratification of the selection of KPMG LLP as our independent auditors;

•
FOR the proposal regarding an advisory vote on executive compensation; and

•
AGAINST the shareholder proposal.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•
By Internet — If you have Internet access, we encourage you to vote on www.proxyvote.com by following instructions on the Notice or proxy card;

•
By telephone — by making a toll-free telephone call from the U.S. or Canada to 1(800) 690-6903 (if you have any questions about how to vote over the phone, call 1(888) 298-6986); or

•
By mail — If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you are a participant in the Direct Stock Purchase Plan, the administrator of this program, as the shareholder of record, may only vote the shares for which it has received directions to vote from you.

2 YUM! BRANDS, INC. | 2015 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

If you are a participant in the YUM! Brands 401(k) Plan ("401(k) Plan"), the trustee of the 401(k) Plan will only vote the shares for which it has received directions to vote from you.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 p.m., Eastern Daylight Saving Time, on April 30, 2015. Proxies submitted by mail must be received prior to the meeting. Directions submitted by 401(k) Plan participants must be received by 12:00 p.m., Eastern Daylight Saving Time, on April 29, 2015.

Also, if you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions on your notice carefully. A number of brokerage firms and banks participate in a program provided through Broadridge Financial Solutions, Inc. ("Broadridge") that offers telephone and Internet voting options. If your shares are held in an account with a brokerage firm or bank participating in the Broadridge program, you may vote those shares telephonically by calling the telephone number shown on the voting instruction form received from your brokerage firm or bank, or through the Internet at Broadridge's voting website (www.proxyvote.com). Votes submitted through the Internet or by telephone through the Broadridge program must be received by 11:59 p.m., Eastern Daylight Saving Time, on April 30, 2015.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the shareholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the broker or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•
Signing another proxy card with a later date and returning it to us prior to the Annual Meeting;

•
Voting again by telephone or through the Internet prior to 11:59 p.m., Eastern Daylight Saving Time, on April 30, 2015;

•
Giving written notice to the Secretary of the Company prior to the Annual Meeting; or

•
Voting again at the Annual Meeting.

Your attendance at the Annual Meeting will not have the effect of revoking a proxy unless you notify our Corporate Secretary in writing before the polls close that you wish to revoke a previous proxy.

Who will count the votes?

Representatives of American Stock Transfer and Trust Company, LLC will count the votes and will serve as the independent inspector of election.

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board. These recommendations are:

•
FOR the election of the twelve (12) nominees for director named in this proxy statement (Item 1);

•
FOR the ratification of the selection of KPMG LLP as our independent auditors for the fiscal year 2015 (Item 2);

•
FOR the proposal regarding an advisory vote on executive compensation (Item 3); and

•
AGAINST the shareholder proposal (Item 4).

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer and Trust Company, LLC, which may be reached at 1(888) 439-4986.

2015 Proxy Statement | YUM! BRANDS, INC. 3

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain "routine" matters.

The proposal to ratify the selection of KPMG LLP as our independent auditors for fiscal year 2015 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other proposals to be voted on at our Annual Meeting are not considered "routine" under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote."

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the outstanding shares of YUM common stock, as of March 3, 2015, must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote "FOR" each nominee or "AGAINST" each nominee, or "ABSTAIN" from voting on one or more nominees. Unless you mark "AGAINST" or "ABSTAIN" with respect to a particular nominee or nominees or for all nominees, your proxy will be voted "FOR" each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of "FOR" votes exceeds the number of "AGAINST" votes. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the vote on directors. Full details of the Company's majority voting policy are set out in our Corporate Governance Principles at www.yum.com/investors/governance/principles.asp and at page 7 under "What other significant Board practices does the Company have? — Majority Voting Policy."

How many votes are needed to approve the other proposals?

The other proposals must receive the "FOR" vote of a majority of the shares, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these items, you may vote "FOR", "AGAINST" or "ABSTAIN." Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote "AGAINST" the proposals. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed within four business days of the Annual Meeting.

What if other matters are presented for consideration at the Annual Meeting?

As of the date of this proxy statement, our management knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of shareholders, validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

4 YUM! BRANDS, INC. | 2015 Proxy Statement

GOVERNANCE OF THE COMPANY

The business and affairs of YUM are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board's responsibilities to shareholders. The Board believes that its practices align management and shareholder interests.

The corporate governance section of the Company website makes available the Company's corporate governance materials, including the Corporate Governance Principles (the "Principles"), the Company's Articles of Incorporation and By-Laws, the charters for each Board committee, the Company's Worldwide Code of Conduct, the Company's Political Contributions and U.S. Government Advocacy Policy, and information about how to report concerns about the Company. To access these documents on the Company's website, www.yum.com, click on "Investors" and then "Corporate Governance".

Highlights of our corporate governance practices are described below.

2015 Proxy Statement | YUM! BRANDS, INC. 5

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 13 directors whose terms expire at this Annual Meeting. Ms. Hill will be retiring and is not standing for re-election at the Annual Meeting.

As discussed in more detail later in this section, the Board has determined that 8 of the 12 current directors standing for re-election are independent under the rules of the New York Stock Exchange ("NYSE"). Michael Cavanagh will become independent on May 15, 2015. See page 9 regarding discussion of Mr. Cavanagh becoming independent.

How often did the Board meet in fiscal 2014?

The Board of Directors met 6 times during fiscal 2014. Each director attended at least 75% of the meetings of the Board and the committees of which he or she was a member and that were held during the period he or she served as a director.

What is the Board's policy regarding director attendance at the Annual Meeting of Shareholders?

The Board of Director's policy is that all directors should attend the Annual Meeting and all 12 directors on the Board during the 2014 Annual Meeting were in attendance.

How does the Board select nominees for the Board?

The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee's charter provides that it may retain a third-party executive search firm to identify candidates from time to time.

In accordance with the Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated and are selected based upon contributions they can make to the Board and management. The Committee's assessment of a proposed candidate will include a review of the person's judgment, experience, independence, understanding of the Company's business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board of Directors. The Committee believes that its nominees should reflect a diversity of experience, gender, race, ethnicity and age. The Board does not have a specific policy regarding director diversity. The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees, if any. In connection with this evaluation, it is expected that each Committee member will interview the prospective nominee in person or by telephone before the prospective nominee is presented to the full Board for consideration. After completing this evaluation and interview process, the Committee will make a recommendation to the full Board as to the person(s) who should be nominated by the Board, and the Board determines the nominee(s) after considering the recommendation and report of the Committee.

We believe that each of our directors has met the guidelines set forth in the Governance Principles. As noted in the director biographies that follow this section, our directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad spectrum of experience both individually and collectively.

Elane B. Stock was appointed to the Board effective November 20, 2014. She is standing for election to the Board by our shareholders for the first time. The full Board is recommending her election as a director.

For a shareholder to submit a candidate for consideration by the Nominating and Governance Committee, a shareholder must notify YUM's Corporate Secretary. To make a director nomination at the 2016 Annual Meeting, a shareholder must notify YUM's Secretary no later than February 1, 2016. Notices should be sent to: Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The nomination must contain the information described on page 67.

What is the Board's leadership structure?

The Company's Principles provide that the CEO may serve as Chairman of the Board. These Principles also provide for an independent Lead Director. Our Board believes that Board independence and oversight of management are

6 YUM! BRANDS, INC. | 2015 Proxy Statement

GOVERNANCE OF THE COMPANY

effectively maintained through a strong independent Lead Director and through the Board's composition, committee system and policy of having regular executive sessions of non-employee directors, all of which are discussed below this section.

The Nominating and Governance Committee reviews the Board's leadership structure annually together with an evaluation of the performance and effectiveness of the Board of Directors. The Board retains the authority to modify its Board leadership structure to address our Company's circumstances and advance the best interests of the Company and its stockholders as and when appropriate. The Board's annual self-evaluation includes questions regarding the Board's opportunities for open communication and effectiveness of executive sessions.

David Novak served as Chairman of the Board and CEO of the Company until January 1, 2015. As discussed in more detail in last year's Proxy Statement, the Board believed that combining these positions served the best interests of the Company.

Effective January 1, 2015, the Board appointed Greg Creed as CEO to succeed Mr. Novak. Contemporaneous with this appointment, the Board appointed Mr. Novak Executive Chairman. Under this structure, Mr. Creed is responsible for leading the Company's strategies, organization design, people development and culture and for providing the day-to-day leadership over operations, while Mr. Novak is responsible for supporting the CEO on corporate strategy, innovative business and brand building ideas along with leadership development. As Executive Chairman, Mr. Novak also takes leadership working with our Lead Director in setting the agenda for meetings of the Board and presides over Board meetings. The Board believes that, given the proven leadership capabilities, breadth of industry experience and business success of both Mr. Creed and Mr. Novak as well as taking into consideration that Mr. Creed is new to the CEO role, the Company is best served at this point in time with a leadership structure that separates the roles of CEO and Chairman of the Board.

The Board created a new position of Lead Director in August 2012, after its annual review which included engaging in dialogue and receiving input from a number of major shareholders. The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. The Board has appointed Thomas Ryan to serve as the Lead Director, and has concluded that Mr. Ryan, who also chairs the Nominating and Governance Committee, has provided effective oversight in this role. In addition, to assure effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company's governance policies and ethical guidelines?
•
Board Committee Charters.  The Audit, Management Planning and Development and Nominating and Governance Committees of the YUM Board of Directors operate pursuant to written charters. These charters were approved by the Board of Directors and reflect certain best practices in corporate governance. These charters comply with the requirements of the NYSE. Each charter is available on the Company's website at www.yum.com/investors/governance/charters.asp.

•
Corporate Governance Principles.  The Board of Directors has documented its corporate governance guidelines in the YUM! Brands, Inc. Corporate Governance Principles. These guidelines as amended are available on the Company's website at www.yum.com/investors/governance/principles.asp.

•
Ethical Guidelines.  YUM's Worldwide Code of Conduct was adopted to emphasize the Company's commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to the Board of Directors and all employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. Our directors and the senior-most employees in the Company are required to regularly complete a conflicts of interest questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company's website at www.yum.com/investors/governance/conduct.asp. The Company intends to post amendments to or waivers from its Code (to the extent applicable to the Board of Directors or executive officers) on this website.

What other significant Board practices does the Company have?
•
Private Executive Sessions.  Our non-management directors meet in executive session at each regular Board meeting. The executive sessions are attended only by the non-management directors and are presided over by the Lead Director. Our independent directors meet in executive session at least once per year.

•
Role of Lead Director.  Our corporate governance guidelines require the election, by the independent
2015 Proxy Statement | YUM! BRANDS, INC. 7

GOVERNANCE OF THE COMPANY

directors, of a Lead Director. The Lead Director position is structured so that one independent Board member is empowered with sufficient authority to ensure independent oversight of the Company and its management. The Lead Director position has no term limit and is subject only to annual approval by the independent members of the Board. Based upon the recommendation of the Nominating and Governance Committee, the Board has determined that the Lead Director is responsible for:

  (a)
  Presiding at all executive sessions of the Board and any other meeting of the Board at which the Chairman is not present, and advising the Chairman and CEO of any decisions reached or suggestions made at any executive session,

  (b)
  Approving in advance agendas and schedules for Board meetings and the information that is provided to directors,

  (c)
  If requested by major shareholders, being available for consultations and direct communication,

  (d)
  Serving as a liaison between the Chairman and the independent directors, and

  (e)
  Calling special meetings of the independent directors.

•
Advance Materials.  Information and data important to the directors' understanding of the business or matters to be considered at a Board or Board Committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•
Board and Committees' Evaluations.  The Board has an annual self-evaluation process that is led by the Nominating and Governance Committee. This assessment focuses on the Board's contribution to the Company and emphasizes those areas in which the Board believes a better contribution could be made. In addition, the Audit, Management Planning and Development and Nominating and Governance Committees also each conduct similar annual self-evaluations.

•
Majority Voting Policy.  Our Articles of Incorporation require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes "for" his or her election in excess of the number of votes "against." The Company's Corporate Governance Principles further provide that any incumbent director who does not receive a majority of "for" votes will promptly tender to the Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board's acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation within 90 days after the Board receives the resignation. If the Board rejects the resignation, the reason for the Board's decision will be publicly disclosed.

What access do the Board and Board committees have to management and to outside advisors?
•
Access to Management and Employees.  Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•
Access to Outside Advisors.  The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Management Planning and Development Committee has the sole authority to retain compensation consultants for advice on executive compensation matters.

What is the Board's role in risk oversight?

The Board maintains overall responsibility for overseeing the Company's risk management, including succession planning. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee and to the Management Planning and Development Committee. The Audit Committee engages in substantive discussions of risk management at its regular committee meetings held during the year. At these meetings, it receives functional risk review reports covering significant areas of risk from senior managers responsible for these functional areas, as well as receiving reports from the Company's Chief Auditor and the General Counsel. Our Chief Auditor reports directly to the Chairman of the Audit Committee and our Chief Financial Officer. The Audit Committee also receives reports at each meeting regarding legal and regulatory risks from management and meets in separate executive sessions with our independent auditors and our Chief Auditor. The Audit Committee provides a summary to the full Board at each regular Board meeting of the risk area reviewed together with any other risk related subjects discussed at the Audit Committee meeting. In addition, our Management Planning and Development

8 YUM! BRANDS, INC. | 2015 Proxy Statement

GOVERNANCE OF THE COMPANY

Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board.

Has the Company conducted a risk assessment of its compensation policies and practices?

As stated in the Compensation Discussion and Analysis at page 28, the philosophy of our compensation programs is to reward performance by designing pay programs that incorporate team and individual performance, customer satisfaction and shareholder return; emphasize long-term incentives; drive ownership mentality; and require executives to personally invest in Company stock.

In early 2015, the Management Planning and Development Committee (the "Committee") oversaw the risk assessment of our compensation programs for all employees to determine whether they encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation practices and programs was reviewed against the key risks facing the Company in the conduct of its business. Based on this review, the Committee concluded our compensation policies and practices do not encourage our employees to take unnecessary or excessive risks.

As part of this assessment, the Committee concluded the following policies and practices of the Company's cash and equity incentive programs serve to reduce the likelihood of excessive risk taking:

•
Our compensation system is balanced, rewarding both short term and long term performance

•
Long term Company performance is emphasized. The majority of incentive compensation for the top level employees is associated with the long term performance of the Company

•
Strong stock ownership guidelines are enforced for approximately 400 senior employees

•
The annual incentive and performance share plans both have caps on the level of performance over which no additional rewards are paid

•
The annual incentive target setting process is closely linked to the annual financial planning process and supports the Company's overall strategic plan, which is reviewed and approved by the Board

•
Compensation performance measures set for each division are transparent and tied to multiple measurable factors, none of which exceed a 50% weighting. The measures are drivers of returns and are transparent to shareholders

•
The capital allocation process is driven by strategic objectives, aligned with Division annual operating plans and requires capital expenditure approval, ensuring alignment with development and return requirements

•
The financial performance which determines employee awards is closely monitored by and certified to the Audit Committee and the full Board

•
The Company has implemented a robust recoupment (clawback) policy

How does the Board determine which directors are considered independent?

The Company's Principles, adopted by the Board, require that we meet the listing standards of the NYSE. The full text of the Principles can be found on the Company's website (www.yum.com/investors/governance/principles.asp).

Pursuant to the Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors are independent of the Company and its management under NYSE rules, with the exception of David C. Novak, Greg Creed, Jing-Shyh S. Su and Michael J. Cavanagh. Messrs. Novak, Creed and Su are not considered independent directors because of their employment by the Company. Under NYSE rules, Mr. Cavanagh cannot be considered independent until May 15, 2015 because Mr. Novak formerly served on the Compensation Committee of JPMorgan Chase & Co., where Mr. Cavanagh was an executive officer.

In determining that the other directors did not have a material relationship with the Company, the Board determined that Messrs. Dorman, Ferragamo, Linen, Nelson, Ryan and Walter and Mses. Graddick-Weir and Hill had no other relationship with the Company other than their relationship as a director. The Board did note as discussed in the next paragraph that Kimberly-Clark Corporation, which employs Ms. Stock, has a business relationship with the Company; however, as noted below, the Board determined that this relationship was not material to the director or Kimberly-Clark Corporation.

2015 Proxy Statement | YUM! BRANDS, INC. 9

GOVERNANCE OF THE COMPANY

Elane B. Stock is the Group President of Kimberly-Clark International, a division of Kimberly Clark Corporation. During 2014, the Company paid Kimberly-Clark Corporation approximately $2.6 million for paper products used in the normal course of business in some of its restaurants. The Board determined that these payments did not create a material relationship between the Company and Ms. Stock or the Company and Kimberly-Clark Corporation as the payments represent less than one-tenth of 1% of Kimberly-Clark Corporation's revenues. The Board determined that this relationship was not material to Ms. Stock or Kimberly-Clark Corporation.

How do shareholders communicate with the Board?

Shareholders and other parties interested in communicating directly with individual directors, the non-management directors as a group or the entire Board may do so by writing to the Nominating and Governance Committee, c/o Corporate Secretary, YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213. The Nominating and Governance Committee of the Board has approved a process for handling letters received by the Company and addressed to individual directors, non-management members of the Board or the Board. Under that process, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated individual member of the Nominating and Governance Committee copies of all such correspondence (although we do not forward commercial correspondence and correspondence duplicative in nature; however, we will retain duplicate correspondence and all duplicate correspondence will be available for directors' review upon their request) and a summary of all such correspondence. The designated director of the Nominating and Governance Committee will forward correspondence directed to individual directors as he or she deems appropriate. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from shareholders relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company's Audit Committee Chair and to the internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from shareholders relating to Management Planning and Development Committee matters are referred to the Chair of the Management Planning and Development Committee.

What are the Company's policies on reporting of concerns regarding accounting?

The Audit Committee has established policies on reporting concerns regarding accounting and other matters in addition to our policy on communicating with our non-management directors. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of our people, with respect to accounting, internal accounting controls or auditing matters, may, in a confidential or anonymous manner, communicate that concern to our General Counsel, Christian Campbell. If any person believes that he or she should communicate with our Audit Committee Chair, Thomas C. Nelson, he or she may do so by writing him at c/o YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, KY 40213. In addition, a person who has such a concern about the conduct of the Company or any of our employees may discuss that concern on a confidential or anonymous basis by contacting The Network at 1 (800) 241-5689. The Network is our designated external contact for these issues and is authorized to contact the appropriate members of management and/or the Board of Directors with respect to all concerns it receives. The full text of our Policy on Reporting of Concerns Regarding Accounting and Other Matters is available on our website at www.yum.com/investors/governance/complaint.asp.

10 YUM! BRANDS, INC. | 2015 Proxy Statement

GOVERNANCE OF THE COMPANY

What are the Committees of the Board?

The Board of Directors has standing Audit, Management Planning and Development, Nominating and Governance and Executive/Finance Committees.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2014

Audit: Thomas C. Nelson, Chair Mirian M. Graddick-Weir Bonnie G. Hill Jonathan S. Linen Elane B. Stock*

•

Possesses sole authority regarding the selection and retention of independent auditors

•

Reviews and has oversight over the Company's internal audit function

•

Reviews and approves the cost and scope of audit and non-audit services provided by the independent auditors

•

Reviews the independence, qualification and performance of the independent auditors

•

Reviews the adequacy of the Company's internal systems of accounting and financial control

•

Reviews the annual audited financial statements and results of the audit with management and the independent auditors

•

Reviews the Company's accounting and financial reporting principles and practices including any significant changes

•

Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and the Company's Worldwide Code of Conduct and Policy on Conflicts of Interest

•

Discusses with management the Company's policies with respect to risk assessment and risk management. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled "What is the Board's role in risk oversight?" set forth on page 8.

9

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the listing standards of the NYSE.

*Elane B. Stock became an Audit Committee member effective January 22, 2015.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2014

Management Planning and Development: Robert D. Walter, Chair David W. Dorman Massimo Ferragamo Thomas M. Ryan	• Oversees the Company's executive compensation plans and programs and reviews and recommends changes to these plans and programs • Monitors the performance of the chief executive officer and other senior executives in light of corporate goals set by the Committee • Reviews and approves the compensation of the chief executive officer and other senior executive officers • Reviews management succession planning	4

The Board has determined that all of the members of the Management Planning and Development Committee are independent within the meaning of the listing standards of the NYSE.

2015 Proxy Statement | YUM! BRANDS, INC. 11

GOVERNANCE OF THE COMPANY

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2014

Nominating and Governance: Thomas M. Ryan, Chair David W. Dorman Massimo Ferragamo Robert D. Walter	• Identifies and proposes to the Board suitable candidates for Board membership • Advises the Board on matters of corporate governance • Reviews and reassesses from time to time the adequacy of the Company's Corporate Governance Principles • Receives comments from all directors and reports annually to the Board with assessment of the Board's performance • Prepares and supervises the Board's annual review of director independence	3

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Name of Committee and Members	Functions of the Committee	Number of Meetings in Fiscal 2014

Executive/Finance: David C. Novak, Chair Thomas C. Nelson Thomas M. Ryan Robert D. Walter	• Exercises all of the powers of the Board in the management of the business and affairs of the Company consistent with applicable law while the Board is not in session	—

How are directors compensated?

Employee Directors.    Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation.    The annual compensation for each director who is not an employee of YUM is discussed under "Director Compensation" beginning on page 61.

What are the Company's policies and procedures with respect to related person transactions?

The Board of Directors has adopted policies and procedures for the review of related person transactions. Under these policies and procedures, the Nominating and Governance Committee reviews related person transactions in which we are or will be a participant to determine if they are in the best interests of our shareholders and the Company. Transactions, arrangements, or relationships or any series of similar transactions, arrangements or relationships in which a related person had or will have a material interest and that exceed $100,000 are subject to the Committee's review. Any member of the Nominating and Governance Committee who is a related person with respect to a transaction under review may not participate in the deliberation or vote respecting approval or ratification of the transaction.

Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock and their immediate family members. Immediate family members are spouses, parents, stepparents, children, stepchildren, siblings, daughters-in-law, sons-in-law and any person, other than a tenant or domestic employee, who resides in the household of a director, director nominee, executive officer or holder of 5% or more of our voting stock.

After its review, the Nominating and Governance Committee may approve or ratify the transaction. The policies and procedures provide that certain transactions are deemed to be pre-approved even if they will exceed $100,000. These transactions include employment of executive officers, director compensation, and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company's total revenues and the related person is not an executive officer of the other company.

12 YUM! BRANDS, INC. | 2015 Proxy Statement

GOVERNANCE OF THE COMPANY

Does the Company require stock ownership by directors?

Yes, the Company requires stock ownership by directors. The Board of Directors expects non-management directors to hold a meaningful number of shares of Company common stock and expects non-management directors to retain shares acquired as compensation as a director until at least 12 months following their departure from the Board.

YUM directors receive a significant portion of their annual compensation in stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our shareholders.

How much YUM stock do the directors own?

Stock ownership information for each director nominee is shown in the table on page 26.

Does the Company have stock ownership guidelines for executives and senior management?

The Management Planning and Development Committee has adopted formal stock ownership guidelines that set minimum expectations for executive and senior management ownership. These guidelines are discussed on page 43.

The Company has maintained an ownership culture among its executive and senior managers since its formation. Substantially all executive officers and members of senior management hold stock well in excess of the guidelines.

2015 Proxy Statement | YUM! BRANDS, INC. 13

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 1 Election of Directors and Director Biographies (Item 1 on the Proxy Card)

Who are this year's nominees?

The twelve (12) nominees recommended by the Nominating and Governance Committee of the Board of Directors for election this year to hold office until the 2016 Annual Meeting and until their respective successors are elected and qualified are provided below. The biographies of each of the nominees below contains information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to YUM and our Board. Finally, we value their significant experience on other public company boards of directors and board committees.

There are no family relationships among any of the directors and executive officers of the Company. See "What are the Company's policies and procedures with respect to related person transactions?" at page 12. Director ages are as of the date of this proxy statement.

14 YUM! BRANDS, INC. | 2015 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

Michael J. Cavanagh is Co-President and Co-Chief Operating Officer for The Carlyle Group, a global investment firm. He has held this position since 2014. He is also a member of the Executive Group and Management Committee of The Carlyle Group. Prior to this, Mr. Cavanagh was the Co-Chief Executive Officer of the Corporate & Investment Bank of JPMorgan Chase & Co. from 2012 until 2014. From 2010 to 2012, he was the Chief Executive Officer of JPMorgan Chase & Co.'s Treasury & Securities Services business, one of the world's largest cash management providers and a leading global custodian. From 2004 to 2010, Mr. Cavanagh was Chief Financial Officer of JPMorgan Chase & Co.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as president and chief operating officer of a global investment firm

•

Expertise in finance and strategic planning

Michael J. Cavanagh
Age 49 Director Since 2012 Co-President and Co-Chief Operating Officer The Carlyle Group

Greg Creed is Chief Executive Officer of YUM. He has served in this position since January 2015. He served as Chief Executive Officer of Taco Bell Division from January 2014 to December 2014 and as Chief Executive Officer of Taco Bell U.S. from 2011 to December 2013. Prior to this position, Mr. Creed served as President and Chief Concept Officer of Taco Bell U.S., a position he held beginning in December 2006. Mr. Creed served as Chief Operating Officer of YUM from 2005 to 2006. He has served as a director of International Games Technology since 2010.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as chief executive officer of Taco Bell

•

Expertise in strategic planning, global branding, franchising, and corporate leadership

•

Public company directorship and committee experience

Greg Creed
Age 57 Director Since 2014 Chief Executive Officer, YUM

David W. Dorman is the Non-Executive Chairman of the Board of CVS Health Corporation (formerly known as CVS Caremark Corporation), a pharmacy healthcare provider. He has held this position since May 2011. He is also a Founding Partner of Centerview Capital, a private investment firm, since July 2013. Until May 2011, he was the Non-Executive Chairman of Motorola Solutions, Inc. (formerly known as Motorola Inc.), a leading provider of business and mission critical communication products and services for enterprise and government customers. He served as Non-Executive Chairman of the Board of Motorola, Inc. from May 2008 until the separation of its mobile devices and home businesses in January 2011. From October 2006 to May 2008, he was Senior Advisor and Managing Director to Warburg Pincus, a global private equity firm. From November 2005 until January 2006, he was President of AT&T Inc., a company that provides Internet and transaction-based voice and data services (formerly known as SBC Communications). He was Chairman of the Board and Chief Executive Officer of the company previously known as AT&T Corp. from November 2002 until November 2005. Prior to this, he was President of AT&T Corp. from 2000 to 2002 and the Chief Executive Officer of Concert, a former global venture created by AT&T Corp. and British

David W. Dorman	Telecommunications plc, from 1999 to 2000. Mr. Dorman serves on the board of Motorola Solutions, Inc., Georgia Tech Foundation and eBay Inc. He served as a director of AT&T Corp. from 2002 to 2006.
Age 61 Director Since 2005 Non-Executive Chairman, CVS Health Corporation

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as chief executive officer of global telecommunications-related businesses

•

Expertise in finance, strategic planning and public company executive compensation

•

Public company directorship and committee experience

•

Independent of Company

2015 Proxy Statement | YUM! BRANDS, INC. 15

MATTERS REQUIRING SHAREHOLDER ACTION

Massimo Ferragamo is Chairman of Ferragamo USA, Inc., a subsidiary of Salvatore Ferragamo Italia, which controls sales and distribution of Ferragamo products in North America. Mr. Ferragamo has held this position since 1985. Mr. Ferragamo served as a director of Birks & Mayors, Inc. from 2005 until 2007.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as chairman of international sales and distribution business

•

Expertise in branding, marketing, sales and international business development

•

Public company directorship and committee experience

•

Independent of Company

Massimo Ferragamo
Age 57 Director Since 1997 Chairman, Ferragamo USA, Inc.

Mirian M. Graddick-Weir serves as Executive Vice President of Human Resources for Merck & Co., Inc., a pharmaceutical company. She has held this position since 2008. From 2006 until 2008, she was Senior Vice President of Human Resources of Merck & Co., Inc. Prior to this position, she served as Executive Vice President of Human Resources and Employee Communications of AT&T Corp from 2004 to 2006. Ms. Graddick-Weir served as the Executive Vice President of Human Resources of AT&T Corp. from 1999 to 2004. Ms. Graddick-Weir held various executive positions throughout her career with AT&T, which began in 1981. Ms. Graddick-Weir served as a director of Harleysville Group Inc. from 2000 until 2012.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Management experience, including as executive vice president of human resources for a pharmaceutical company and a global communications services provider

•

Expertise in global human resources, corporate governance and public company compensation

•

Public company directorship and committee experience

•

Independent of Company

Mirian M. Graddick-Weir
Age 60 Director Since 2012 Executive Vice President Human Resources Merck & Co., Inc.

Jonathan S. Linen has been an advisor to the Chairman of American Express Company, a diversified worldwide travel and financial services company, since January 2006. From August 1993 until December 2005, he served as Vice Chairman of American Express Company. From 1992 to 1993, Mr. Linen served as President and Chief Operating Officer of American Express Travel Related Services Company, Inc. From 1989 to 1992, Mr. Linen served as President and Chief Executive Officer of Shearson Lehman Brothers. Mr. Linen is a director of Modern Bank, N.A. and The Intercontinental Hotels Group.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as president and chief executive officer of global travel-related services company

•

Expertise in finance, marketing and international business development

•

Public company directorship and committee experience

•

Independent of Company

Jonathan S. Linen
Age 71 Director Since 2005 Advisor to the Chairman, American Express Company

16 YUM! BRANDS, INC. | 2015 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

Thomas C. Nelson has served as the President and Chief Executive Officer of National Gypsum Company, a building products manufacturer, since 1999 and was elected Chairman of the Board in January 2005. From 1995 to 1999, Mr. Nelson served as the Vice Chairman and Chief Financial Officer of National Gypsum Company. He is also a General Partner of Wakefield Group, a North Carolina based venture capital firm. Mr. Nelson previously worked for Morgan Stanley & Co. and in the United States Defense Department as Assistant to the Secretary and was a White House Fellow. He serves as Director of Carolinas Healthcare System and as lead Director of Belk, Inc. Effective January 2015, Mr. Nelson will serve as a director for the Federal Reserve Bank of Richmond.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operational and management experience, including as president and chief executive officer of a building products manufacturer

•

Senior government experience as Assistant to the Secretary of the United States Defense Department and as a White House Fellow

•

Expertise in finance, strategic planning, business development and retail business

•

Public company directorship and committee experience

•

Independent of Company

Thomas C. Nelson
Age 52 Director Since 2006 Chairman, Chief Executive Officer and President, National Gypsum Company

David C. Novak has been Executive Chairman of the Board since January 1, 2015. Prior to this, Mr. Novak was Chairman of the Board from 2001 to 2014, and Chief Executive Officer of YUM from 2000 to 2014. He served as President of YUM from October 1997 to April 2012. Mr. Novak previously served as Group President and Chief Executive Officer, KFC and Pizza Hut from August 1996 to July 1997, at which time he became acting Vice Chairman of YUM. Mr. Novak served as a director of Bank One Corporation from 2001 until its merger with JPMorgan Chase & Co. in 2004. He continued serving as a director of JPMorgan Chase & Co. from 2004 to 2012.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as chairman and chief executive officer of the Company

•

Expertise in strategic planning, global branding, franchising, and corporate leadership

•

Public company directorship and committee experience

David C. Novak
Age 62 Director Since 1997 Executive Chairman, YUM

Thomas M. Ryan is the former Chairman and Chief Executive Officer of the Board of CVS Health Corporation, formerly known as CVS Caremark Corporation ("CVS"), a pharmacy healthcare provider. He served as Chairman from April 1999 to May 2011. He was Chief Executive Officer of CVS from May 1998 to February 2011 and also served as President from May 1998 to May 2010. Mr. Ryan serves on the boards of Five Below, Inc. and Vantive, Inc., and is an Operating Partner of Advent International. Mr. Ryan was a director of Reebok International Ltd. from 1998 to 2005 and Bank of America Corporation from 2004 to 2010.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as chief executive officer of global pharmacy healthcare business

•

Expertise in finance, strategic planning and public company executive compensation

•

Public company directorship and committee experience

•

Independent of Company

Thomas M. Ryan
Age 62 Director Since 2002 Former Chairman and CEO, CVS Health Corporation

2015 Proxy Statement | YUM! BRANDS, INC. 17

MATTERS REQUIRING SHAREHOLDER ACTION

Elane B. Stock is Group President of Kimberly-Clark International, a division of Kimberly-Clark Corporation, a leading consumer products company. She has held this position since 2014. From 2012 to 2014 she was the Group President for Kimberly-Clark Professional. Prior to this role, Ms. Stock was the Chief Strategy Officer from 2010, when she first joined Kimberly-Clark, to 2012.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Global operating and management experience, including as group president of a consumer products company

•

Expertise in branding, marketing, sales, strategic planning and international business development

•

Independent of Company

Elane B. Stock
Age 50 Director Since 2014 Group President Kimberly-Clark International

Jing-Shyh S. Su has been Vice Chairman of the Board since 2008. He is also Chairman and Chief Executive Officer of YUM's China Division, a position he has held since May 2010. From 1997 to May 2010, he was President of YUM's China Division. Prior to this position, he was the Vice President of North Asia for both KFC and Pizza Hut.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as president of the Company's China division

•

Expertise in marketing and brand development

•

Expertise in strategic planning and international business development

Jing-Shyh S. Su
Age 62 Director Since 2008 Vice Chairman, YUM! Brands, Inc., Chairman and Chief Executive Officer of YUM's China Division

Robert D. Walter is the founder of Cardinal Health, Inc., a company that provides products and services supporting the health care industry. Mr. Walter retired from Cardinal Health in June 2008. Prior to his retirement from Cardinal Health, he served as Executive Director from November 2007 to June 2008. From April 2006 to November 2007, he served as Executive Chairman of the Board of Cardinal Health. From 1979 to April 2006, he served as Chairman and Chief Executive Officer of Cardinal Health. Mr. Walter also serves as a director of American Express Company and Nordstrom, Inc. From 2000 to 2007, he was a director of CBS Corporation and its predecessor, Viacom, Inc.

SPECIFIC QUALIFICATIONS, EXPERIENCE, SKILLS AND EXPERTISE:

•

Operating and management experience, including as chief executive officer, of global healthcare and service provider business

•

Expertise in finance, business development, business integrations, financial reporting, compliance and controls

•

Public company directorship and committee experience

•

Independent of Company

Robert D. Walter
Age 69 Director Since 2008 Founder and Retired Chairman/CEO Cardinal Health, Inc.

18 YUM! BRANDS, INC. | 2015 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

If elected, we expect that all of the aforementioned nominees will serve as directors and hold office until the 2016 Annual Meeting of Shareholders and until their respective successors have been elected and qualified. Based on the recommendation of the Nominating and Governance Committee, all of the aforementioned nominees are standing for re-election.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR the election of these nominees.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of "FOR" votes exceeds the number of "AGAINST" votes with respect to his or her election.

Our policy regarding the election of directors can be found in our Corporate Governance Principles at www.yum.com/ investors/governance/principles.asp and at page 7 under "What other significant Board practices does the Company have? — Majority Voting Policy."

2015 Proxy Statement | YUM! BRANDS, INC. 19

MATTERS REQUIRING SHAREHOLDER ACTION

ITEM 2 Ratification of Independent Auditors (Item 2 on the Proxy Card)

What am I voting on?

A proposal to ratify the selection of KPMG LLP ("KPMG") as our independent auditors for fiscal year 2015. The Audit Committee of the Board of Directors has selected KPMG to audit our consolidated financial statements. During fiscal 2014, KPMG served as our independent auditors and also provided other audit-related and non-audit services.

Will a representative of KPMG be present at the meeting?

Representatives of KPMG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from shareholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. If the selection of KPMG is not ratified, the Audit Committee will reconsider the selection of independent auditors.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

What were KPMG's fees for audit and other services for fiscal years 2014 and 2013?

The following table presents fees for professional services rendered by KPMG for the audit of the Company's annual financial statements for 2014 and 2013, and fees billed for audit-related services, tax services and all other services rendered by KPMG for 2014 and 2013.

	2014	2013

Audit fees(1)	$6,788,000	$6,340,000
Audit-related fees(2)	615,000	360,000
Audit and audit-related fees	7,403,000	6,700,000
Tax fees(3)	438,000	980,000
All other fees	—	—

TOTAL FEES	$7,841,000	$7,680,000

(1)
Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements included in the Company's quarterly reports, audits of the effectiveness of the Company's internal controls over financial reporting, statutory audits and services rendered in connection with the Company's securities offerings.
(2)
Audit-related fees include audits of financial statements of certain employee benefit plans, agreed upon procedures and other attestations.
(3)
Tax fees consist principally of fees for international tax compliance, tax audit assistance, and VAT and other tax advisory services.
20 YUM! BRANDS, INC. | 2015 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

What is the Company's policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements pursuant to the Audit Committee's pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members, and has currently delegated pre-approval authority up to certain amounts to its Chair.

Pre-approvals for services are granted at the January Audit Committee meeting each year. In considering pre-approvals, the Audit Committee reviews a description of the scope of services falling within pre-designated services and imposes specific budgetary guidelines. Pre-approvals of designated services are generally effective for the succeeding 12 months. Any incremental audit or permitted non-audit services which are expected to exceed the relevant budgetary guideline must be pre-approved.

The Corporate Controller monitors services provided by the independent auditors and overall compliance with the pre-approval policy. The Corporate Controller reports periodically to the Audit Committee about the status of outstanding engagements, including actual services provided and associated fees, and must promptly report any non-compliance with the pre-approval policy to the Chair of the Audit Committee.

The complete policy is available on the Company's website at www.yum.com/investors/governance/media/gov_auditpolicy.pdf.

ITEM 3 Advisory Vote on Executive Compensation (Item 3 on the Proxy Card)

What am I voting on?

In accordance with SEC rules, we are asking shareholders to approve, on a non-binding basis, the compensation of the Company's Named Executive Officers as disclosed in this proxy statement.

We urge shareholders to read the Compensation Discussion and Analysis beginning at page 28, the compensation tables beginning at page 46 and the narrative discussion following the compensation tables.

Our Performance-Based Executive Compensation Program Attracts and Retains Strong Leaders and Closely Aligns with Our Shareholders' Interests

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing shareholder returns. This approach has made our management team a key driver in the Company's strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our shareholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 28, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Management Planning and Development Committee makes compensation decisions under our programs.

Accordingly, we ask our shareholders to vote in favor of the following resolution at the Annual Meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our Named Executive Officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

2015 Proxy Statement | YUM! BRANDS, INC. 21

MATTERS REQUIRING SHAREHOLDER ACTION

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Management Planning and Development Committee will review the voting results and consider shareholder concerns in their continuing evaluation of the Company's compensation program. Unless the Board of Directors modifies its policy on the frequency of this advisory vote, the next advisory vote on executive compensation will be held at the 2016 Annual Meeting of Shareholders.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote FOR approval of this proposal.

ITEM 4 Shareholder Proposal Regarding A Policy On Accelerated Vesting Upon A Change In Control (Item 4 on the Proxy Card)

What am I voting on?

Amalgamated Bank's LongView LargeCap 500 Index Fund has advised us that it intends to present the following shareholder proposal at the Annual Meeting. We will furnish the address and share ownership of the proponent upon request.

Accelerated Vesting

RESOLVED: The shareholders ask the board of directors to adopt a policy that in the event of a change in control (as defined under any applicable employment agreement, equity incentive plan or other plan), there shall be no acceleration in the vesting of equity awards to senior executives, provided, however, that the board's Compensation Committee may provide in an applicable grant or purchase agreement that any such unvested award will vest on a partial, pro rata basis up to the time of the senior executive's termination, with such qualifications for an award as the Committee may determine.

For purposes of this policy, "equity award" means an award granted under an equity incentive plan as defined in Item 402 of the SEC's Regulation S-K, which identifies the elements of executive compensation to be disclosed to shareholders. This resolution shall be implemented so as not to affect any contractual rights in existence on the date this policy is adopted.

SUPPORTING STATEMENT

Yum! Brands grants senior executives several types of equity awards that normally vest over several years. The company states in its 2014 proxy that 80% of compensation is "at-risk," where the compensation paid is determined based on the achievement of specified results." The proxy goes on to state, "We believe that all of our long-term incentive compensation is performance-based." However, restrictions on the vesting of unearned equity awards are removed or "accelerated" if there is a change in control at the Company and if, as to more recent equity awards, an executive employment is involuntarily terminated.

We do not question that some form of severance payments may be appropriate in a change-in-control situation. Indeed, the Company already has provisions for severance payments to senior executives in the event of a change in control. We are concerned, however, that the Company's current policies may permit windfall equity awards that are unrelated to a senior executive's performance.

According to last year's proxy statement, a change in control at the end of 2013, along with an executive's termination, could have accelerated the vesting of $22 million in unearned equity for David C. Novak, the Chairman and CEO, and at least $6.2 million for other senior executives.

We are unpersuaded that if a change in control should occur, even with an involuntary termination, then an executive somehow "deserves" unearned equity that he or she did not earn. To accelerate the vesting of unearned equity on the theory that an executive was denied the opportunity to earn them seems inconsistent with a "pay for performance" philosophy worthy of the name.

We do believe, however, that any acceleration of unearned equity should be limited to acceleration on a pro rata basis as of the executive's termination date, with the details of any pro rata award to be determined by the Compensation Committee.

Other companies have adopted limitations on accelerated vesting of unearned equity, including Apple, ExxonMobil, Chevron, Intel, Microsoft, and Occidental Petroleum.

We urge you to vote FOR this proposal.

22 YUM! BRANDS, INC. | 2015 Proxy Statement

MATTERS REQUIRING SHAREHOLDER ACTION

Management Statement in Opposition to Shareholder Proposal

What is the Company's position regarding this proposal?

The Board of Directors recommends that shareholders vote AGAINST this proposal.

YUM employs an effective pay-for-performance compensation program with many governance best practices, including requiring double-trigger accelerated vesting of equity awards upon a change in control. We believe the elements of our program are appropriate and serve the best interests of our shareholders. The Proponent's proposal is unnecessary because our double-trigger vesting practice does not create a "windfall" for our executives, but aligns executive and shareholder interests. Our practice fosters a sense of stability for the executive so that he or she may remain objective and focused while leading the Company during a critical and uncertain time, and maintains our competitive edge when attracting and retaining high caliber talent. In fact, we believe implementing the Proponent's proposal will misalign executive and shareholder interests and incentivize executives to pursue transactions or outcomes that are not in the long-term interest of shareholders, or in the case of a potential change in control, may incentivize the executive to leave the Company.

Our double-trigger accelerated vesting practice does not create a windfall for our executives.

We implemented double-trigger accelerated vesting in the event of a change in control in 2013, based on shareholder feedback received in 2012. Pursuant to our double-trigger accelerated vesting practice, for awards made in 2013 and beyond, an executive's outstanding awards will only fully and immediately vest if the executive is (1) employed on the date of a change in control of the Company and (2) is then involuntarily terminated without cause on or within two years following the change in control by the surviving entity. No windfall is created since an executive will not receive accelerated vesting just because a change in control has occurred, nor if he or she leaves voluntarily or is terminated with cause.

Our double-trigger accelerated vesting treatment of equity awards aligns executive and shareholder interests during uncertain times.

Change in control transactions often mean a lengthy period of uncertainty for the Company and its executives during a time when the Company and its shareholders need executives to avoid distraction and operate at their best. The Proponent's proposal, which contemplates that equity vest on a pro-rata basis based on the period of time the executive is employed with the surviving entity, does not serve this need. Under the Proponent's proposal, even after leading the Company through a critical time, the executive would have the expectation of the loss of a portion or all of the value of any award granted after the Proponent's proposal is implemented. Importantly, this loss expectation will misalign executive and shareholder interests and incentivize executives to pursue transactions or outcomes that are not in the long-term interest of shareholders, or in the case of a potential change in control, may incentivize the executive to leave the Company.

On the other hand, the Company has a pay philosophy with a high emphasis on long-term incentive compensation (currently, 70% of CEO's compensation and 50% of other NEOs' compensation). The executive's long-term incentive pay only creates value when the Company's stock price increases and with favorable shareholder expectations. Therefore, we believe our practice of double trigger acceleration is an appropriate and powerful incentive for an executive to remain focused and vigilant in achieving a strategic transaction that maximizes shareholder value. It avoids conflicts of interest that could arise while leading a significant organizational change and, importantly, will help retain management during the uncertainties of a change in control.

Implementing Proponent's proposal will put the Company at a competitive disadvantage.

We compete for talent with our peers and must have a competitive compensation program to attract, retain and motivate executives. Implementing the Proponent's proposal puts the Company's competitive edge at risk because double-trigger accelerated vesting is a dominant governance practice. We benchmarked this practice well before implementation and it is employed by many of our peer companies. If we must implement the Proponent's pro-rata vesting proposal, we are at risk of losing our executives to competitors and not attracting new high caliber talent.

2015 Proxy Statement | YUM! BRANDS, INC. 23

MATTERS REQUIRING SHAREHOLDER ACTION

Why does the Company oppose the proposal?

In short, the Board believes that the Company's current executive compensation program and employment of double-trigger accelerated vesting of all unvested awards is appropriate and effective by aligning the interests of our executives and our shareholders and maintaining our ability to compete for and retain talented executives. Adoption of the Proponent's proposal could potentially impact our ability to deliver maximum value to our shareholders during a most critical time.

For the reasons above, the Board of Directors recommends you vote AGAINST this proposal.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What is the recommendation of the Board of Directors?

The Board of Directors recommends that you vote AGAINST this proposal.

24 YUM! BRANDS, INC. | 2015 Proxy Statement

STOCK OWNERSHIP INFORMATION

Who are our largest shareholders?

This table shows ownership information for each YUM shareholder known to us to be the owner of 5% or more of YUM common stock. This information is presented as of December 31, 2014, and is based on a stock ownership report on Schedule 13G filed by such shareholders with the SEC and provided to us.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class

Vanguard 100 Vanguard Blvd. Malvern, PA 19355	23,009,091	(1)	5.25%
Blackrock Inc. 55 East 52nd Street New York, NY 10022	21,914,678	(2)	5%

(1)
The filing indicates sole voting power for 759,979 shares, sole dispositive power for 22,307,722 shares and shared dispositive power for 701,369 shares.
(2)
The filing indicates sole voting power for 18,308,022 shares, shared voting power of 19,740 shares, sole dispositive power of 21,894,938 shares and shared dispositive power of 19,740 shares.

How much YUM common stock is owned by our directors and executive officers?

This table shows the beneficial ownership of YUM common stock as of December 31, 2014 by

•
each of our directors,

•
each of the executive officers named in the Summary Compensation Table on page 46, and

•
all directors and executive officers as a group.

Unless we note otherwise, each of the following persons and their family members have sole voting and investment power with respect to the shares of common stock beneficially owned by him or her. None of the persons in this table holds in excess of one percent of the outstanding YUM common stock. Directors and executive officers as a group beneficially own approximately 2%. Our internal stock ownership guidelines call for the Chairman to own 336,000 shares of YUM common stock or stock equivalents. Guidelines for our other NEOs call for them to own 50,000 shares of YUM common stock or stock equivalents within five years following their appointment to their current position.

The table shows the number of shares of common stock and common stock equivalents beneficially owned as of December 31, 2014. Included are shares that could have been acquired within 60 days of December 31, 2014 through the exercise of stock options, stock appreciation rights ("SARs") or distributions from the Company's deferred compensation plans, together with additional underlying stock units as described in footnote (4) to the table. Under SEC rules, beneficial ownership includes any shares as to which the individual has either sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

2015 Proxy Statement | YUM! BRANDS, INC. 25

STOCK OWNERSHIP INFORMATION

	Beneficial Ownership

Name	Number of Shares Beneficially Owned(1)		Options/ SARS Exercisable within 60 Days(2)	Deferral Plans Stock Units(3)	Total Beneficial Ownership	Additional Underlying Stock Units(4)	Total

David C. Novak	328,796		1,415,552	1,334,279	3,078,627	1,083,785	4,162,412
Michael J. Cavanagh	10,000		162	—	10,162	7,379	17,541
David W. Dorman	56,901		10,574	—	67,475	5,254	72,729
Massimo Ferragamo	53,429		10,574	43,130	107,133	34,532	141,665
Mirian M. Graddick-Weir	—		411	—	411	9,681	10,092
Bonnie G. Hill	3,855		15,630	11,961	31,446	17,263	48,709
Jonathan S. Linen	28,054	(5)	15,630	—	43,684	35,641	79,325
Thomas C. Nelson	8,288		5,610	—	13,898	36,051	49,949
Thomas M. Ryan	37,243	(6)	15,630	4,587	57,460	30,287	87,747
Elane B. Stock	—		—	—	—	2,494	2,494
Robert D. Walter	108,301		6,914	—	115,215	23,586	138,801
Jing-Shyh S. Su	380,101	(7)	1,331,590	—	1,711,691	214,664	1,926,355
Patrick J. Grismer	19,558	(8)	119,328	—	138,886	24,926	163,812
Greg Creed	38,681		303,372	1,748	343,801	61,950	405,751
Scott O. Bergren	36,897		271,842	4,618	313,357	67,125	380,482

All Directors and Executive Officers as a Group (21 persons)	1,195,291		4,639,136	1,492,203	7,326,630	2,003,171	9,329,801

(1)
Shares owned outright. These amounts include the following shares held pursuant to YUM's 401(k) Plan as to which each named person has sole voting power:
•
Mr. Novak, 33,132 shares
•
Mr. Grismer, 7,957 shares
•
all executive officers as a group, 51,160 shares
(2)
The amounts shown include beneficial ownership of shares that may be acquired within 60 days pursuant to stock options and SARs awarded under our employee or director incentive compensation plans. For stock options, we report shares equal to the number of options exercisable within 60 days. For SARs, we report the shares that would be delivered upon exercise (which is equal to the number of SARs multiplied by the difference between the fair market value of our common stock at year-end and the exercise price divided by the fair market value of the stock).
(3)
These amounts shown reflect units denominated as common stock equivalents held in deferred compensation accounts for each of the named persons under our Director Deferred Compensation Plan or our Executive Income Deferral Program. Amounts payable under these plans will be paid in shares of YUM common stock at termination of directorship/employment or within 60 days if so elected.
(4)
The amounts shown include units denominated as common stock equivalents held in deferred compensation accounts which become payable in shares of YUM common stock at a time (a) other than at termination of directorship/employment or (b) after 60 days. For Mr. Novak, those amounts also include vested restricted stock units. For Mr. Su, amounts also include restricted stock units awarded in 2010 that will vest in 2015.
(5)
This amount includes 23,616 shares held in a trust.
(6)
These shares are held in a trust.
(7)
This amount includes 278,361 shares held indirectly.
(8)
This amount includes 11,600 shares held in trusts.
26 YUM! BRANDS, INC. | 2015 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE LEGAL PROCEEDINGS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of the outstanding shares of YUM common stock to file with the SEC reports of their ownership and changes in their ownership of YUM common stock. Directors, executive officers and greater-than-ten percent shareholders are also required to furnish YUM with copies of all ownership reports they file with the SEC. To our knowledge, based solely on a review of the copies of such reports furnished to YUM and representations that no other reports were required, all of our directors and executive officers complied with all Section 16(a) filing requirements during fiscal 2014.

In 2013, three shareholder derivative actions were filed (one on May 9, 2013 in Jefferson Circuit Court, Commonwealth of Kentucky, and one on each of May 21, 2013 and December 9, 2013 in the U.S. District Court for the Western District of Kentucky) against certain current and former officers and directors of the Company. Generally, the matters assert claims of breach of fiduciary duty, waste of corporate assets and unjust enrichment in connection with an alleged failure to implement proper controls in the Company's purchases of poultry from suppliers to the Company's China operations and with an alleged scheme to mislead investors about the Company's growth prospects in China. The two actions in the U.S. District Court for the Western District of Kentucky have been consolidated. By agreement of the parties both the consolidated federal court actions and the state court action have been temporarily stayed pending the appeal of the dismissal of a related securities class action suit against the Company and certain executive officers. The derivative actions and the securities class action suit are described in the Company's Annual Report on Form 10-K for the year ended December 27, 2014 in Part 1, Item 3, Legal Proceedings and Note 18, Contingencies, to the Consolidated Financial Statements included in Part II, Item 8, and in previous SEC filings.

Pursuant to North Carolina law, our Restated Articles of Incorporation and indemnification agreements with our directors, the Company shall indemnify and may advance and/or reimburse certain expenses of our current and former officers and directors incurred in connection with defending these actions. Each of the current and former officers and directors is required to provide an undertaking to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification.

2015 Proxy Statement | YUM! BRANDS, INC. 27

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis ("CD&A") focuses on the compensation of the following Named Executive Officers ("NEOs") for 2014 and describes our executive compensation philosophy and program, the decisions of the Management Planning and Development Committee (the "Committee") under this program and factors considered in making those decisions.

Name	Title

David C. Novak	Chairman of the Board and Chief Executive Officer of YUM
Patrick J. Grismer	Chief Financial Officer of YUM
Jing-Shyh S. Su	Vice Chairman of the Board of YUM and Chairman and Chief Executive Officer of YUM Restaurants China
Greg Creed	Chief Executive Officer of Taco Bell Division
Scott O. Bergren	Chief Executive Officer of Pizza Hut Division and Chief Innovation Officer of YUM

We will first provide a brief executive overview, including a discussion of the pay of YUM's new Chief Executive Officer ("CEO"), Greg Creed, which became effective January 1, 2015.

We will then discuss and analyze the following topics:

•
CEO Pay

•
How Compensation Decisions Are Made

•
Elements of Executive Compensation Program

•
Compensation Policies & Practices

Executive Overview

In 2014, YUM's overall performance was below expectations. Although we experienced strong earnings growth in the first half of the year, we did not achieve our full-year earnings per share growth target, as second-half results for our China division were heavily impacted by adverse supplier publicity.

While these overall results were disappointing, YUM delivered strong results in the following areas, which built long-term shareholder value and enhanced shareholder returns:

•
Opened a record 2,034 new restaurants outside the U.S., with 80% of this development occurring in high-growth emerging markets. Over 80% of new restaurants in the KFC, Pizza Hut and Taco Bell divisions were opened by franchisees, generating high returns for YUM.

•
The KFC division grew same-store sales 3% and operating profit 9% through robust international performance and an improving US business.

•
The Taco Bell division launched breakfast, a new value menu, innovative products and mobile ordering, fueling 3% same-store sales growth and 5% operating profit growth.

•
Increased quarterly dividend by 11%, marking the tenth consecutive year of dividend increases at a double-digit percentage rate.
28 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

YUM's Compensation Philosophy

Our compensation program is designed to support our long-term growth model, while holding our executives accountable to achieve key annual results year after year.

YUM's compensation philosophy for the NEOs is reviewed annually by the Committee, and has the following objectives:

•
Reward performance — The majority of NEO pay is performance based and therefore at risk. We design pay programs that incorporate team and individual performance, customer satisfaction and shareholder return.

•
Emphasize long-term value creation — Our belief is simple, if we create value for shareholders, then we share a portion of that value with those responsible for the results. We believe that all of our long-term incentive compensation is performance based. Stock Appreciation Rights/Options ("SARs/Options") reward for value creation which over time is a function of our results and the favorable expectations of our shareholders. Performance Share Unit ("PSU") awards reward for superior relative performance as compared to the S&P 500. Both vehicles encourage executives to grow the value of the Company with a long-term perspective in mind.

•
Drive ownership mentality — We require executives to personally invest in the Company's success by owning a substantial amount of Company stock.

•
Retain and reward the best talent to achieve superior shareholder results — To be consistently better than our competitors, we need to recruit and retain superior talent who are able to drive superior results. We have structured our compensation programs to be competitive and to motivate and reward high performers.

Relationship between Company Pay and Performance

To focus on both the short and long-term success of the Company, our NEOs' compensation includes a significant portion, approximately 80%, that is "at-risk" pay, where the compensation paid is determined based on Company results. If short-term and long-term financial and operational goals are not achieved, then performance-related compensation will decrease. If goals are exceeded, then performance-related compensation will increase. As demonstrated below, our target pay mix for NEOs emphasizes our commitment to "at-risk" pay in order to tie pay to performance.

2015 Proxy Statement | YUM! BRANDS, INC. 29

EXECUTIVE COMPENSATION

Based on the Company's 2014 performance, cash compensation was significantly below target. This was primarily due to below target results at our China and Pizza Hut divisions. Cash compensation (base salary and annual bonus) was 48% below target for the CEO and on average 24% below target for the other NEOs. As shown to the right, bonus payouts to four out of the five NEOs were below target.

NEO ACTUAL BONUS VS. TARGET

Long-term incentive grants are valued based on grant date value and are meant to be incentive opportunities based on future performance. Therefore, values in the Summary Compensation Table do not represent the value that may ultimately be realized by the executive. Realized value will be determined by actual performance over succeeding years. This means that, consistent with our pay-for performance philosophy, in the case of SARs/Options, our stock price must increase and, in the case of PSUs, we must attain certain performance thresholds before our executives realize any value. As shown below, our 2011 PSU award under our Performance Share Plan did not pay out to our NEOs in 2014 since the earnings per share compound annual growth rate ("EPS CAGR") during the 2011 – 2013 performance cycle did not reach the required minimum threshold of seven percent (see discussion of PSUs at page 41).

ALL NEO PSU VALUE FOR 2011 – 2013 PERFORMANCE CYCLE

(1)
Amount is the sum of the grant date values awarded to each NEO, rounded to the nearest $25,000 as follows: Mr. Novak ($773,000), Mr. Su ($325,000), Mr. Creed ($205,000), and Mr. Bergren ($190,000). Mr. Grismer did not receive a PSU grant in 2011. He began participating in the Performance Share Plan in 2012.
30 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Changes for 2015

The Committee did not make any significant changes to its compensation policies to take effect in 2014; however, in May 2014 as discussed at page 7, the Company announced that effective January 1, 2015, Mr. Novak would retire as the Company's CEO. As a result, Mr. Creed became the Company's new CEO and Mr. Novak became the Company's Executive Chairman. Thus, the Committee made significant compensation changes for 2015, including changes to CEO pay. These changes, described below, continue to reinforce the pay-for-performance objective that our compensation programs have demonstrated for many years.

•
CEO pay will be consistent with our executive compensation philosophy for our other NEOs. The Committee has determined that Mr. Creed's compensation as CEO beginning in 2015 will target the 50th percentile for base salary, 75th percentile for annual bonus and 50th percentile for long-term incentive compensation, which is consistent with our philosophy for our other NEOs. Because Mr. Creed is new to his role, for 2015 the Committee set Mr. Creed's total direct compensation below the median of our Executive Peer Group, as shown in the chart set forth below.

•
Executive Chairman pay will target median compensation philosophy. Based on the Committee's review of a variety of external and internal factors, the Committee will target total compensation and set pay at the 50th percentile for Mr. Novak in his new role as Executive Chairman. His pay will align with benchmarking data for the Executive Chairman position, which was based on executive chairs in the Fortune 250 who were not founders of their companies. Based on this philosophy, the Committee set Mr. Novak's total target compensation for 2015 at $5 million, setting his salary at $1 million, bonus target at 100% of salary and long-term incentive pay (split 75% SARs and 25% PSUs) at an economic value of $3 million. In making this decision, the Committee took into consideration Mr. Novak's responsibilities as described at page 7 and his expected substantial contribution to the Company in 2015 including supporting Mr. Creed, as the Company's new CEO.

•
Updated the Company's Executive Peer Group. The Committee removed Office Max, Darden and JC Penney and added Starwood, Hilton, Office Depot and Kraft to the Executive Peer Group (as defined on page 35) in order to better align the size of the peer group companies with YUM.

•
Reduced ownership guidelines to align with market best practice. Our ownership guidelines in effect for 2014 are described at page 43. The Committee determined it was appropriate to lower the guidelines beginning in 2015 to be more in line with market practice. The guidelines in effect prior to 2015 had been in place for many years and based on the Company's stock price increase over these years had resulted in the guidelines exceeding market practice by quite a wide margin. For 2015, Mr. Creed and Mr. Novak will each be required to own 100,000 shares and our Chief Financial Officer and division presidents will each be required to own 30,000 shares. As a multiple of salary, this represents over six times for Mr. Creed and Mr. Novak and over three times for the Chief Financial Officer and division presidents. At these multiples of salary, the new guidelines are above the median for the Company's peer group.
2015 Proxy Statement | YUM! BRANDS, INC. 31

EXECUTIVE COMPENSATION

Key Executive Compensation and Governance Practices

We employ compensation and governance best practices that provide a foundation for our pay-for-performance program and align Company and shareholder interests.

We Do	We Don't Do

✓

Independent compensation committee (Management Planning & Development Committee), which oversees the Company's compensation policies and strategic direction

✓

Directly link Company performance to pay outcomes

✓

Executive ownership guidelines reviewed annually against Company guidelines

✓

Broad Board discretion to "clawback" compensation if executive's conduct results in significant financial or reputational harm to Company

✓

Make a substantial portion of NEO target pay "at risk"

✓

Double-trigger vesting of equity awards upon change in control

✓

Utilize independent Compensation Consultant

✓

Incorporate comprehensive risk mitigation into plan design

✓

Periodic review of Executive Peer Group to align appropriately with Company size

✓

Limit perquisites

✓

Evaluate CEO and executive succession plans

✓

Conduct annual shareholder engagement program to obtain feedback from shareholders and consider in annual compensation program design

✗

Employment agreements

✗

Re-pricing of SARs/Options

✗

Grants of SARs/Options with exercise price less than FMV of common stock on date of grant

✗

Permit executives to hedge or pledge Company stock

✗

Payment of dividends or dividend equivalents on PSUs unless or until they vest

✗

Excise tax gross-ups upon change in control

32 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Chief Executive Officer Pay For 2014

Our compensation program is designed to support our long-term Company growth model, while holding our executives accountable to achieve key annual results year after year. Our CEO is compensated in accordance with this long-term, pay-for-performance perspective and, as discussed on page 29, the Committee set 89% of Mr. Novak's 2014 target pay at risk.

Every January, the Committee makes decisions about the CEO's target compensation based on performance and market competitiveness. For 2014, the Committee determined that our CEO's target cash compensation, consisting of base salary and target bonus, was competitive compared to our Executive Peer Group and did not increase these elements. In regards to actual cash compensation for 2014, our CEO's pay decreased by 18% compared to the prior year, due to a 45% decline in annual bonus. His annual bonus reflects below target performance. As demonstrated below and on page 34, our CEO's cash compensation correlates with earnings per share growth, which is our primary business performance metric.

CEO CASH COMPENSATION VS. EPS GROWTH

The Committee did not make any changes to Mr. Novak's target direct compensation for 2014. Mr. Novak's actual direct compensation, comprised of base salary, bonus paid and annual long-term incentive award value remained relatively flat from 2010 – 2012 but decreased by 26% in 2013 and decreased another percentage point in 2014 as a result of his reduced annual bonus. Although not included in the calculation of 2014 actual direct compensation, our CEO's PSU award was not paid out since the average earnings per share during the 2011 – 2013 performance cycle did not reach the required minimum average growth threshold of seven percent. Consequently, Mr. Novak realized no value for the award which had a grant date value of $773,000 and was included in the calculation of his actual direct compensation for 2011 (shown below). Further, our CEO's SARs will only provide value to him if shareholders receive value through stock price appreciation. As demonstrated on page 34, our CEO's actual direct compensation, like cash compensation, tracks earnings per share growth.

2015 Proxy Statement | YUM! BRANDS, INC. 33

EXECUTIVE COMPENSATION

CEO DIRECT COMPENSATION VS. EPS GROWTH

(1)
The 2011 and 2012 PSU awards did not pay out. The 2013 and 2014 PSU awards, described at page 41, will not pay out if the Company's current TSR ranking against the S&P 500 continues.

How Compensation Decisions Are Made

Shareholder Outreach, Engagement and 2014 Vote on NEO Compensation

At our 2014 Annual Meeting of Shareholders, 95% of votes cast on our annual advisory vote on NEO compensation were in favor of our NEOs' compensation program, as disclosed in our 2014 proxy statement. These results represented an overwhelming majority support. While the Committee did not make any changes to our 2014 compensation program or policies as a result of this vote, we continued our shareholder outreach program to better understand our investors' opinions on our compensation practices and have the opportunity to answer their questions. In 2014, members of our management team from compensation, investor relations and legal continued to be directly involved in engagement efforts that served to reinforce our open door policy. The efforts included:

•
Reaching out to the top 25 shareholders, representing ownership of approximately 46% of YUM shares

•
Meeting with shareholders representing 16% of YUM shares

•
Dialogues with proxy advisory firms

•
Investor road shows and conferences

•
Presenting shareholder feedback to the Committee

Our annual engagement efforts facilitate communication with and participation by many of our shareholders. The Committee carefully considers shareholder and advisor feedback, among other factors discussed in this CD&A, in making its compensation decisions. Shareholder feedback has influenced and reinforced a number of compensation design changes over the years. The Company and the Committee appreciate the feedback from our shareholders and the proxy advisory firms and plan to continue these engagement efforts.

Role of the Committee

Compensation decisions are ultimately made by the Committee using its judgment, focusing primarily on each NEO's performance against his financial and strategic objectives, qualitative factors and the Company's overall performance. The Committee considers the total compensation of each NEO and retains discretion to make decisions that are reflective of overall business performance and each executive's strategic contributions to the business. In making its compensation decisions, the Committee typically follows the annual process described below:

34 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Committee Annual Compensation Process

January

•

Evaluates CEO and other NEO performance and approves bonus and Performance Share Plan actions for the prior year

•

Approves annual and long-term performance goals and metrics and total compensation package of CEO and other NEOs for the current year

o

Committee consults with independent members of Board regarding total compensation decisions for CEO and decisions are reviewed and ratified by the independent members of Board

o

Committee consults with and relies on CEO for in-depth review of performance of the other NEOs as well as competitive market information

•

Approves bonus and performance share plan metrics, targets, and leverage for the current year with recommendations from management

•

Reviews tally sheets

March

•

Completes compensation risk assessment

•

Reviews ownership guidelines and adherence to ownership guidelines

•

Conducts independence analysis of compensation consultant retaining sole authority to continue or terminate its relationship with outside advisors, including consultant

•

Reviews and approves inclusion of CD&A in proxy statement

July • Mid-Year update to full Board on CEO's progress against goals

September • Reviews compensation trends • Reviews market analysis of Director compensation and makes recommendations to Board (bi-annually)

November

•

Reviews competitive analysis/benchmarking for CEO and all CEO direct reports

•

Reviews bonus and performance share plan metrics, targets, and leverage recommendations for the following year

•

Evaluates feedback from shareholders and proxy advisors.

Role of the Independent Consultant

The Committee's charter states the Committee may retain outside compensation consultants, lawyers or other advisors. The Committee retains an independent consultant, Meridian Compensation Partners, LLC ("Meridian"), to advise it on certain compensation matters. The Committee has instructed Meridian that:

•
it is to act independently of management and at the direction of the Committee;

•
its ongoing engagement will be determined by the Committee;

•
it is to inform the Committee of relevant trends and regulatory developments;

•
it is to provide compensation comparisons based on information that is derived from comparable businesses of a similar size to the Company for the NEOs; and

•
it is to assist the Committee in its determination of the annual compensation package for our CEO and other NEOs.

The Company considered the following factors, among others, in determining that Meridian meets the criteria to serve as the Committee's independent compensation consultant:

•
Meridian did not provide any services to the Company unrelated to executive compensation.

•
Meridian has no business or personal relationship with any member of the Committee or management.

•
Meridian's partners and employees who provide services to the Committee are prohibited from owning YUM stock per Meridian's firm policy.

Comparator Compensation Data

Our Committee uses an evaluation of how our NEO target and actual compensation levels compare to those of similarly situated executives at companies that comprise our executive peer group ("Executive Peer Group") as one of the factors in setting executive compensation. The Executive Peer Group is made up of retail, hospitality, food, specialty eatery, and nondurable consumer goods companies and quick service restaurants, as these represent the sectors with which the Company is most likely to compete for executive talent. Companies from these sectors must also be reflective of the overall market characteristics of our executive talent market, relative leadership position in their sector, size as measured by revenues, complexity of their business, and in some cases global reach.

2015 Proxy Statement | YUM! BRANDS, INC. 35

EXECUTIVE COMPENSATION

Executive Peer Group

The Committee established the current Executive Peer Group for all NEOs at the end of 2013 for pay determinations in 2014. The 2014 Executive Peer Group includes:

AutoZone Inc.	H.J. Heinz Company	McDonald's Corporation
Avon Products Inc.	J.C. Penney Company Inc.	Nike Inc.
Campbell Soup Company	Kellogg Company	OfficeMax Inc.
Colgate Palmolive Company	Kimberly-Clark Corporation	Staples Inc.
Darden Restaurants Inc.	Kohl's Corporation	Starbucks Corporation
Gap Inc.	Macy's Inc.	Unilever USA
General Mills Inc.	Marriott International

At the time the benchmarking analysis was prepared, the Executive Peer Group's median revenues were $14.9 billion and enterprise value was $18.8 billion, while YUM's were estimated at $21.6 billion (calculated as described below) and $33 billion respectively.

For companies with significant franchise operations, measuring size can be complex. There are added complexities and responsibilities for managing the relationships, arrangements, and overall scope of the franchising enterprise, in particular, managing product introductions, marketing, driving new unit development, and customer satisfaction and overall operations improvements across the entire franchise system. Accordingly, in calibrating size-adjusted market values, which values are as of the last completed fiscal year at the time of study, our philosophy is to add 25% of franchisee and licensee sales to the Company's revenues to establish an appropriate revenue benchmark. The reason for this approach is based on our belief that the correct calibration of complexity and responsibility lies between corporate-reported revenues and system-wide revenues.

Competitive Positioning

Meridian provided the Executive Peer Group compensation data to the Committee and it was used as a frame of reference for establishing compensation targets for base salary, annual bonus and long-term incentives for all of the NEOs at the beginning of 2014. However, this data is not the only factor considered for our NEOs' compensation, and it does not supplant the analyses of the individual performance of all of the NEOs. Because the comparative compensation information is one of several factors used in the setting of executive compensation, the Committee applies discretion in determining the nature and extent of its use.

Historically and during 2014, the Company has generally targeted pay for the CEO at the 75th percentile of the market due to Mr. Novak's sustained results. Specifically, 75th percentile total cash and total direct compensation. The Company has a philosophy for all other NEOs to target the 50th percentile for base salary, 75th percentile for target bonus and 50th percentile for long-term incentives. When benchmarking for determining target bonus percentage, we use the average of our NEOs' last three year's actual bonus paid rather than target bonus. When benchmarking and making decisions about the CEO's SARs/Options, we use a grant date fair value based on the full 10-year term rather than the expected term of all SARs/Options granted by the Company. This methodology is a more appropriate method to determine the award amount as it better reflects the actual historical holding pattern for SARs/Options granted to our CEO. Our CEO receives fewer shares under this practice than if we used the expected term of all SARs/Options granted by the Company.

Our CEO's and other NEOs' (except for Mr. Grismer) target total direct compensation was at or above the 75th percentile of our Executive Peer Group for 2014 due to sustained long-term results. Mr. Grismer's compensation is set consistent with our philosophy. It is important to emphasize that this is the competitive positioning of our compensation opportunities. Realized pay, however, is driven substantially by Company performance, as discussed on page 30.

As discussed on page 31, for 2015, the Company changed the compensation targets for the new CEO to be consistent with the philosophy for its other NEOs and set his 2015 total target direct compensation below the median of our Executive Peer Group.

36 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Elements of Executive Compensation Program

Our annual executive compensation program has three primary pay components: base salary, annual performance-based cash bonuses and long-term equity performance-based incentives. We also offer retirement and other benefits.

Element	Objective	Form

Base salary	Attract and retain high-caliber talent and provide a fixed level of cash compensation.	Cash
Annual Performance-Based Cash Bonuses	Motivate high performance and reward short-term Company, team and individual performance.	Cash
Long-Term Equity Performance-Based Incentives	Align the interests of executives with shareholders and emphasize long-term results.	SARs/Options & PSUs
Retirement and Additional Benefits	Provide for long-term retirement income and basic health and welfare coverage.	Various

Details on each program element follow.

Base Salary

We provide base salary to compensate our NEOs for their primary roles and responsibilities and to provide a stable level of annual compensation. A NEO's actual salary varies based on the role, level of responsibility, experience, individual performance, future potential and market value. Specific salary increases take into account these factors. In addition, salary increases may be warranted based on a promotion or change in the responsibilities of the NEO. The Committee reviews the NEOs' salary and performance annually.

Based on the Committee's review, the following actions were taken regarding base salary for 2014:

NEO	2014 Base Salary	Action	Reason

Novak	$1,450,000	No change	No change since existing total cash compensation is at our target philosophy
Grismer	$715,000	10% increase	Adjustment aligns base salary more closely with our target philosophy
Su	$1,100,000	No change	No change since existing base salary is above our target philosophy
Creed	$750,000	No change	No change since existing base salary is above our target philosophy
Bergren	$725,000	No change	No change since existing base salary is above our target philosophy

Annual Performance-Based Cash Bonuses

Our performance-based annual bonus program, the Yum Leaders' Bonus Program, is a cash-based plan. The principal purpose of the Yum Leaders' Bonus Program is to motivate and reward team and individual performance that drives shareholder value.

The formula for calculating the performance-based annual bonus under the Yum Leaders' Bonus Program is:

Base Salary	×	Target Bonus Percentage	×	Team Performance (0 – 200%)	×	Individual Performance (0 – 150%)	=	Bonus Payout (0 – 300%)

2015 Proxy Statement | YUM! BRANDS, INC. 37

EXECUTIVE COMPENSATION

Bonus Targets

Based on the Committee's review, the following actions were taken regarding bonus targets for 2014:

NEO	2014 Target Bonus Percentage	Action	Reason

Novak	160%	No change	No change since existing total target cash compensation is at our target philosophy
Grismer	100%	No change	No change since existing annual incentive target opportunity is at our target philosophy
Su	115%	No change	No change since existing annual incentive target opportunity is above our target philosophy
Creed	100%	No change	No change since existing annual incentive target opportunity is above our target philosophy
Bergren	100%	Increase from 85%	Adjustment aligns annual incentive target opportunity with our target philosophy

Team Performance

The Committee established team performance measures, targets and weights in January 2014 after receiving input and recommendations from management. The objectives were also reviewed by the Board to ensure the goals support the Company's overall strategic objectives.

The performance objectives were developed through the Company's annual financial planning process, which takes into account division growth strategies, historical performance, and the expected future operating environment. These projections include profit growth to achieve our EPS growth target.

When setting targets for each specific team performance measure, the Company takes into account overall business goals and structures the target to motivate achievement of desired performance consistent with our EPS growth commitment to shareholders.

A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of annual bonus. This leverage increases the payouts when targets are exceeded and reduces payouts when performance is below target. There is a threshold level of performance for all measures that must be met in order for any bonus to be paid. Additionally, all measures have a cap on the level of performance over which no additional bonus will be paid regardless of performance above the cap.

The performance targets are comparable to those we disclose to our investors and, when determined to be appropriate by our Committee, may be slightly above or below disclosed guidance. Division targets may be adjusted during the year when doing so is consistent with the objectives and intent at the time the targets were originally set.

38 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Detailed Breakdown of 2014 Team Performance

The team performance targets, actual results, weights and overall performance for each measure for our NEOs are outlined below.

TEAM PERFORMANCE

NEO	Measures	Target	Actual	Earned Award as % of Target	Weighting	Final Team Performance

Novak, Grismer	Weighted Average Divisions' Team Factors(1)			68	50%	34
	Earnings Per Share Growth (excluding special items)	20%	4%	0	50%	0

	FINAL YUM TEAM FACTOR					34

Su	Operating Profit Growth(2)	34%	(8)%	0	50%	0
	System Sales Growth(2)	20%	1%	0	20%	0
	System Gross New Builds	650	737	200	20%	40
	System Customer Satisfaction	Weighted Average(5)		101	10%	10
	Total Weighted Team Performance — China Division					50

	FINAL CHINA TEAM FACTOR(3)					46

Creed	Operating Profit Growth(2)	7%	5%	48	40%	19
	System Same-Store Sales Growth	3%	3%	97	20%	19
	System Net Builds(6)	100	180	200	20%	40
	Customer Operations Review and Evaluation (CORE)	84%	84%	120	10%	12
	System Customer Satisfaction	66%	68%	148	10%	15
	Total Weighted Team Performance — Taco Bell					105
	Final Taco Bell Team Factor(3)					87

	Chairman's Incentive Points(4)					10

	FINAL TACO BELL TEAM FACTOR					97

Bergren	Operating Profit Growth(2)	6%	(13)%	0	50%	0
	System Same-Store Sales Growth	3%	(1)%	0	15%	0
	System Net Builds(7)	302	282	73	20%	15
	System Customer Satisfaction	Weighted Average(8)		155	15%	23

	Total Weighted Team Performance — Pizza Hut Division					38

	FINAL PIZZA HUT TEAM FACTOR(3)					37

(1)
Weighted average based on each Division's contribution to overall segment operating profit of YUM in 2013, not including 10 Chairman's Incentive Points given to Taco Bell.
(2)
Excludes the impact of foreign exchange.
(3)
Final team factor reflects 75% division and 25% YUM weighting.
(4)
As recommended by the Chairman and approved by the Committee, Taco Bell received 10 additional discretionary points for sharing know-how across divisions, mobile application rollout, breakfast rollout, restaurant culture leadership, and profit growth performance in the face of strong commodity headwinds.
(5)
Weighted average of each Brand's Team Factor based on number of restaurants.
(6)
Includes US units only. Excludes licensed units.
(7)
Excludes US licensed units.
(8)
Weighted average of each subsidiary business unit's Team Factor based on number of restaurants.
2015 Proxy Statement | YUM! BRANDS, INC. 39

EXECUTIVE COMPENSATION

Individual Performance

Our Board, under the leadership of the Committee Chair, approved Mr. Novak's goals at the beginning of the year and conducted a mid-year and year-end evaluation of his performance. These evaluations included a review of his leadership pertaining to the achievement of his goals that included business results, leadership in the development and implementation of Company strategies, and development of Company culture and talent.

The Committee determined that Mr. Novak's overall performance for 2014 was below target, as YUM's financial results were below target, and awarded him an individual performance factor of 65. This individual performance factor, combined with YUM's team factor of 34, resulted in Mr. Novak receiving 22% of his target bonus. This determination was based on the Committee's subjective assessment of Mr. Novak's performance against his goals including (without assigning a weight to any particular item):

•
Not achieving EPS growth target of 20%; EPS increased by 4%(1)

•
China Division's below target sales and profit results, including the poor performance of Little Sheep, a subsidiary of the China Division

•
All divisions failed to make their operating profit plans for the year

•
KFC and Taco Bell increased system sales by 6% and 4% and operating profit by 13% and 5% respectively, despite strong commodity headwinds(2)

•
Over 2,000 new builds outside the US and increased development in the US driven primarily by Taco Bell's 180 net new builds

•
YUM's continued improvements in one system operational excellence with continued focus on compliance and customer satisfaction metrics

•
Development of strong leaders and fostering the customer-focused employee culture in the Company

•
Continued commitment to corporate social responsibility through the World Food Programme and other hunger relief organizations.

Individual performance of the NEOs (other than the CEO) is based upon the Committee's subjective assessment of each NEO's performance for the year, including consideration of specific objective individual performance goals set at the beginning of the year. The CEO provides the Committee with his evaluation of each of the NEO's performance and recommends an individual performance rating to the Committee.

For Mr. Grismer, the Committee determined his performance as the Chief Financial Officer was on target and approved a 110 individual performance factor. Despite below target Company financial performance, the Committee determined that Mr. Grismer positively impacted the Company's long-term opportunities by driving Company-wide strategic growth priorities and division initiatives and also successfully executing the Company's financial strategies. Mr. Grismer's individual performance factor, combined with a team factor of 34, resulted in him receiving 37% of his target bonus.

For Mr. Su, the Committee determined his overall individual performance for 2014 was below target and approved a 65 individual performance factor. This was based upon the China Division not achieving operating profit and system sales growth targets, driven by adverse publicity of an improper food handling incident by a former supplier and poor performance of the China Division's Little Sheep business. The Committee also recognized that China Division's productivity improvements and new store builds were important achievements in 2014 that will aid future performance. Mr. Su's individual performance factor, combined with a team factor of 46, resulted in him receiving 30% of his target bonus.

For Mr. Creed, the Committee determined his overall individual performance for 2014 was above target and approved a 130 individual performance factor. This determination was based upon his overall leadership of Taco Bell: growing US same-store sales 3% for the year driven in part by breakfast sales, new product innovation and promoting brand differentiation through a focus on digital media. Mr. Creed's individual performance factor, combined with a team factor of 97, resulted in him receiving 126% of his target bonus.

For Mr. Bergren, the Committee determined his overall individual performance for 2014 was below target and approved a 90 individual performance factor. This determination was based on the Pizza Hut division not achieving operating profit or system same-store sales growth targets. Mr. Bergren's individual performance factor, combined with a team factor of 37, resulted in him receiving 33% of his target bonus.

(1)
Prior to Special Items
(2)
Prior to foreign currency translations

Summary of Earned Annual Incentives for 2014

The table below summarizes how the formula was applied and the actual amounts earned for 2014 performance.

NEO	Base Salary Year End 2014		Target Bonus Percentage		Team Performance		Individual Performance		Bonus Paid for 2014 Performance

Novak	$1,450,000	×	160%	×	34%	×	65%	=	$512,720
Grismer	$715,000	×	100%	×	34%	×	110%	=	$267,410
Su	$1,100,000	×	115%	×	46%	×	65%	=	$378,235
Creed	$750,000	×	100%	×	97%	×	130%	=	$945,750
Bergren	$725,000	×	100%	×	37%	×	90%	=	$241,425

40 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Long-Term Equity Performance-Based Incentives

We provide performance-based long-term equity compensation to our NEOs to encourage long-term decision making that creates shareholder value. To that end, we use vehicles that motivate and balance the tradeoffs between short-term and long-term performance. Performance-based long-term equity compensation also serves as a retention tool.

Our NEOs are awarded long-term incentives annually based on the Committee's subjective assessment of the following items for each NEO (without assigning weight to any particular item):

•
Prior year individual and team performance

•
Expected contribution in future years

•
Consideration of the market value of the executive's role compared with similar roles in our Executive Peer Group

•
Achievement of stock ownership guidelines

Stock Appreciation Rights/Stock Options

In general, our SARs/Options have ten-year terms and vest over at least four years. Each SAR/Option award was granted with an exercise price based on the closing market price of the underlying YUM common stock on the date of grant.

Each year, the Committee reviews the mix of long-term incentives to determine if it is appropriate to continue predominantly using SARs/Options as the long-term incentive vehicle. The Committee continues to choose SARs/Options because they emphasize the Company's focus on long-term growth and they reward employees only if YUM's stock price increases. For each NEO, the breakdown between SAR/Option award values and PSU award values can be found under the Summary Compensation Table, page 46 at columns e and f.

Performance Share Plan

Under the Company's Performance Share Plan, the PSU awards granted in 2014 are earned based on the Company's 3-year average total shareholder return ("TSR") relative to the companies in the S&P 500. Incorporating TSR supports the Company's pay-for-performance philosophy while diversifying performance criteria and aligning our NEOs' reward with the creation of shareholder value. The threshold and maximum are aggressively set, exceeding market best practice. The target, threshold and maximum shares that may be paid out under these awards for each NEO are described at page 48. The target grant value for the CEO is 25% of his total long-term incentive award value and for the other NEOs is 20% of their total long-term incentive award value.

For the performance period covering 2014 – 2016 calendar years, each NEO will earn a percentage of his target PSU award based on the achieved TSR percentile ranking as set forth in the chart below:

TSR Percentile Ranking	<40%	40%	50%	70%	90%
Payout as % of Target	0%	50%	100%	150%	200%

Dividend equivalents will accrue during the performance period and will be distributed as incremental shares but only in the same proportion and at the same time as the original awards are earned. If no awards are earned, no dividend equivalents will be paid. The awards are eligible for deferral under the Company's Executive Income Deferral Program. As discussed on page 30, PSU awards granted in 2011 did not pay out since YUM did not attain the minimum performance threshold (these awards would have paid out during 2014 had the Company's average earnings per share during the 2011 – 2013 performance period reached the required minimum average growth threshold of seven percent).

2014 Long-term Incentive Awards

Based on the Committee's assessment as described above, the Committee set the following 2014 values for long-term incentive awards, including SARs/Options and PSU awards, for each NEO:

NEO	2014 Grant Value		Reason

Novak	$7,150,000	(1)	Award brought his total direct compensation to our target philosophy
Grismer	$1,825,000	(1)	Award brought his total direct compensation to our target philosophy
Su	$2,350,000	(1)	Awarded at above target philosophy based on his sustained long-term results in role
Creed	$1,675,000	(1)(2)	Awarded at above target philosophy based on his sustained long-term results in role
Bergren	$1,450,000	(1)(2)	Awarded at above target philosophy based on his sustained long-term results in role

(1)
2014 grant values are rounded to the nearest $25,000 to reflect the Committee approved valuation figures.
(2)
Mr. Creed and Mr. Bergren's 2014 grant values exclude their 2014 Chairman's Awards of $1,200,000 (rounded to the nearest $25,000 to reflect the Committee-approved valuation figures). Mr. Creed received his award in February 2014 based on his superlative leadership in helping Taco Bell achieve strong 2013 results and Mr. Bergren received his award in February 2014 in recognition of his multi-year contributions to drive brand innovation across all divisions.
2015 Proxy Statement | YUM! BRANDS, INC. 41

EXECUTIVE COMPENSATION

Retirement and Other Benefits

Retirement Benefits

We offer several types of competitive retirement benefits.

The YUM! Brands Retirement Plan ("Retirement Plan") is a broad-based qualified plan designed to provide a retirement income based on years of service with the Company and average annual earnings. Mr. Novak is the only NEO who actively participates in the Retirement Plan. Mr. Creed and Mr. Bergren are not active participants in the Retirement Plan; however, each maintains a balance in the Retirement Plan from the years that he was a participant.

The Pension Equalization Plan ("PEP") is offered to employees at all levels who meet the eligibility requirements, and is a "restoration plan" intended to restore benefits otherwise lost under the qualified plan due to various governmental limits. This plan is based on the same underlying formula as the Retirement Plan. Mr. Bergren is the only NEO who currently participates in the PEP. Mr. Novak ceased participating in the PEP in 2012.

For executives hired or re-hired after September 30, 2001, the Company implemented the Leadership Retirement Plan ("LRP"). This is an unfunded, unsecured account-based retirement plan which allocates a percentage of pay to an account payable to the executive following the later to occur of the executive's separation of employment from the Company or attainment of age 55. As discussed in the Summary Compensation Table at footnote 5, beginning in 2013, Mr. Novak started receiving an allocation to his LRP account equal to 9.5% of his base salary and target bonus and will receive an annual earnings credit on his account balance equal to 120% of the applicable federal rate. For 2014, Mr. Grismer and Mr. Bergren were also eligible for the LRP. Under the LRP, they receive an annual allocation to their accounts equal to a percentage of their base salary and target bonus (9.5% for Mr. Grismer and 28% for Mr. Bergren) and an annual earnings credit of 5%.

The Company provides retirement benefits for certain international employees through the YUM! Brands International Retirement Plan ("YIRP") and the Third Country National Plan ("TCN"). The YIRP is an unfunded, non-qualified plan that provides benefits similar to, and pursuant to the same terms and conditions as, the Retirement Plan without regard to Internal Revenue Service limitations on amounts of includible compensation and maximum benefits. The TCN is an unfunded, unsecured account-based retirement plan that provides an annual contribution floor of 7.5% of salary and target bonus and an annual earnings credit of 5% on the balance. The Company can add an additional 7.5%, for a maximum total contribution of 15% annually. Mr. Su is the only NEO who participates in the YIRP. Mr. Creed is the only NEO who participates in the TCN. Under this plan, Mr. Creed receives an annual contribution equal to 15% of his base salary and target bonus and an annual earnings credit of 5%.

Benefits payable under these plans are described in more detail beginning on page 53.

Medical, Dental, Life Insurance and Disability Coverage

We also provide other benefits such as medical, dental, life insurance and disability coverage to each NEO through benefit plans, which are also provided to all eligible U.S.-based salaried employees. Eligible employees can purchase additional life, dependent life and accidental death and dismemberment coverage as part of their employee benefits package. Our broad-based employee disability plan limits the annual benefit coverage to $300,000.

Perquisites

Mr. Novak and Mr. Creed (beginning in 2015) are required to use the Company aircraft for personal as well as business travel pursuant to the Company's executive security program established by the Board of Directors. The Board's security program also covers Mrs. Novak and Mrs. Creed. The Board has considered past instances of potential safety concerns for the CEO and their spouses and based on a security study completed by a security expert and the expert's advice decided to require Mr. Novak and Mr. Creed to use the corporate aircraft for personal travel. We do not provide tax gross-ups on the personal use of the Company aircraft. Beginning in 2015, the Committee has approved timeshare arrangements for Mr. Novak and Mr. Creed with respect to their personal use of aircraft. The arrangement provides that upon the executive reaching $200,000 in incremental costs for his personal use, the executive's timeshare agreements will be triggered and any incremental costs for personal use above $200,000 will be reimbursed to the Company in accordance with the requirements of the Federal Aviation Administration regulations.

The Company pays for the cost of the transmission of home security information from Mr. Novak's home to our security department.

Mr. Su receives perquisites related to his overseas assignment which were part of his original compensation package and ratified by the Committee. The Committee reviewed these benefits during 2014 and has elected to continue to provide them noting that this practice is consistent with how we treat other executives on foreign assignment. Mr. Su's agreement stipulates that the following will be provided:

•
Housing, commodities and utilities allowances

•
Tax preparation services

•
Tax equalization to Hong Kong with respect to income attributable to certain SARs/Options exercises and to distributions of deferred income

Upon retirement from the Company, Mr. Su will be required to reimburse the Company for the tax reimbursements for certain SARs/Options exercises, if any, made within six months of his retirement.

42 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Policies & Practices

YUM's Executive Stock Ownership Guidelines

The Committee has established stock ownership guidelines for approximately 400 of our senior employees, including the NEOs. If a NEO or other executive does not meet his or her ownership guidelines, he or she is not eligible for a long-term equity incentive award. In 2014, all NEOs and all other employees subject to guidelines met or exceeded their ownership guidelines.

NEO	Ownership Guidelines	Shares Owned(1)	Value of Shares(2)	Multiple of Salary

Novak	336,000	2,746,860	$200,108,751	138
Grismer	40,000	44,484	$3,240,659	5
Su	50,000	407,615	$29,694,753	27
Creed	50,000	102,379	$7,458,310	10
Bergren	50,000	108,640	$7,914,424	11

(1)
Calculated as of December 31, 2014 and represents shares owned outright, vested RSUs and all RSUs awarded under the Company's Executive Income Deferral Program.
(2)
Based on YUM closing stock price of $72.85 as of December 31, 2014.

Payments upon Termination of Employment

The Company does not have agreements with its executives concerning payments upon termination of employment except in the case of a change in control of the Company. The Committee believes these are appropriate agreements for retaining NEOs and other executive officers to preserve shareholder value in case of a potential change in control. The Committee periodically reviews these agreements and other aspects of the Company's change-in-control program.

The Company's change-in-control agreements, in general, entitle NEOs terminated other than for cause within two years of the change in control, to receive a benefit of two times salary and bonus. The terms of these change-in-control agreements are described beginning on page 59.

In 2013, the Company eliminated tax gross-ups for executives, including the NEOs, for any excise tax due under Section 4999 of the Internal Revenue Code and implemented a "best net after-tax" approach to address any potential excise tax imposed on executives. If any excise tax is due, the Company will not make a gross-up payment, but instead will reduce payments to an executive if the reduction will provide the NEO the best net after-tax result. If full payment to a NEO will result in the best net after-tax result, the full amount will be paid, but the NEO will be solely responsible for any potential excise tax payment. Also, effective for equity awards made in 2013 and beyond, the Company implemented "double trigger" vesting, pursuant to which outstanding awards will fully and immediately vest only if the executive is employed on the date of a change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control.

In case of retirement, the Company provides retirement benefits described above and life insurance benefits (to employees eligible under the Retirement Plan), the continued ability to exercise vested SARs/Options and the ability to vest in performance share awards on a pro-rata basis.

With respect to consideration of how these benefits fit into the overall compensation policy, the change-in-control benefits are reviewed from time to time by the Committee for competitiveness. The Committee believes the benefits provided in case of a change in control are appropriate, support shareholder interests and are consistent with the policy of attracting and retaining highly qualified employees.

YUM's Stock Option and SAR Granting Practices

Historically, we have awarded non-qualified SARs/Options grants annually at the Committee's January meeting. This meeting date is set by the Board of Directors more than six months prior to the actual meeting. The Committee sets the annual grant date as the second business day after our fourth quarter earnings release. The exercise price of awards granted under our Long-Term Incentive Plan ("LTIP") is set as the closing price on the date of grants. We make grants at the same time other elements of annual compensation are determined so that we can consider all elements of compensation in making the grants. We do not backdate or make grants retroactively. In addition, we do not time such grants in coordination with our possession or release of material, non-public or other information.

Grants may also be made on other dates the Board of Directors meets. These grants generally are Chairman's Awards, which are made in recognition of superlative performance and extraordinary impact on business results.

Management recommends the awards be made pursuant to our LTIP to the Committee, however, the Committee determines whether and to whom it will issue grants and determines the amount of the grant. The Board of Directors has delegated to Mr. Novak and Anne Byerlein, our Chief People Officer, the ability to make grants to employees who are not executive officers and whose grant is less than approximately 13,000 SARs/Options annually. In the case of these grants, the Committee sets all the terms of each award, except the actual number of SARs/Options, which is determined by Mr. Novak

2015 Proxy Statement | YUM! BRANDS, INC. 43

EXECUTIVE COMPENSATION

and Ms. Byerlein pursuant to guidelines approved by the Committee in January of each year.

Limits on Future Severance Agreement Policy

The Committee has adopted a policy to limit future severance agreements with NEOs or our other executives. The policy requires the Company to seek shareholder approval for future severance payments to a NEO if such payments would exceed 2.99 times the sum of (a) the NEO's annual base salary as in effect immediately prior to termination of employment; and (b) the highest annual bonus awarded to the NEO by the Company in any of the Company's three full fiscal years immediately preceding the fiscal year in which termination of employment occurs or, if higher, the executive's target bonus. Certain types of payments are excluded from this policy, such as amounts payable under arrangements that apply to classes of employees other than the NEOs or that predate the implementation of the policy, as well as any payment the Committee determines is a reasonable settlement of a claim that could be made by the NEO.

Compensation Recovery Policy

The Committee has amended and restated the Company's Compensation Recovery Policy (i.e., "clawback") for stock awards beginning in 2015 and annual bonuses awarded for calendar years after 2014. Pursuant to this amended and restated policy, the Committee may require executive officers (including the NEOs) to return compensation paid or may cancel any award or bonuses not yet vested or earned if the executive officers engaged in misconduct or violation of Company policy that resulted in significant financial or reputational harm or violation of Company policy, or contributed to the use of inaccurate metrics in the calculation of incentive compensation. Under this policy, when the Board determines in its sole discretion that recovery of compensation is appropriate, the Company could require repayment of all or a portion of any bonus, incentive payment, equity-based award or other compensation, and cancellation of an award or bonus to the fullest extent permitted by law.

Hedging and Pledging of Company Stock

Under our Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow them either to insulate themselves from, or profit from, a decline in the Company stock price. Similarly, no employee or director may enter into hedging transactions in the Company's stock. Such transactions include (without limitation) short sales as well as any hedging transactions in derivative securities (e.g. puts, calls, swaps, or collars) or other speculative transactions related to YUM's stock. Pledging of Company stock is also prohibited.

Deductibility of Executive Compensation

The provisions of Section 162(m) of the Internal Revenue Code limit the tax deduction for compensation in excess of $1 million paid to certain NEOs. Performance-based compensation is excluded from the limit, however, so long as it meets certain requirements. The Committee intends that the annual bonus, SARs/Options, RSU and PSU awards satisfy the requirements for exemption under Internal Revenue Code Section 162(m).

For 2014, the annual salary paid to Mr. Novak exceeded $1 million. The Committee sets Mr. Novak's salary as described under "Base Salary" above. The other NEOs were in each case paid salaries of $1 million or less, except for Mr. Su whose salary exceeded $1 million; however, the Committee noted that Mr. Su's compensation is not subject to United States tax rules and, therefore, the $1 million limitation does not apply in his case. The 2014 annual bonuses were all paid pursuant to our annual bonus program and, therefore, we expect will be deductible. For 2014, the Committee set the maximum individual award opportunity based on a bonus pool for the NEOs and the next two highest paid executive officers (Mr. Grismer is not included for purposes of our pool since under IRS rules the Chief Financial Officer pay is not subject to these limits.) The bonus pool for 2014 is equal to 1.5% of operating profit (adjusted to exclude special items believed to be distortive of consolidated results on a year-over-year basis — these are the same items excluded in the Company's annual earnings releases). The maximum payout opportunity for each executive was set at a fixed percentage of the pool. Based on the Company's operating profit of $1.577 billion, the bonus pool was set at approximately $23 million and the maximum 2014 award opportunity for each NEO was based on their applicable percentage of the pool (Mr. Novak=30%, Mr. Su=20%, Mr. Creed=20% and Mr. Bergren=10%) (under the terms of the shareholder approved plan no executive may earn a bonus in excess of $10 million for any year). The Committee then exercised its negative discretion in determining actual incentive awards based on team performance and individual performance measures as described above.

Due to the Company's focus on performance-based compensation plans, we expect most compensation paid to the NEOs to continue to qualify as tax deductible.

44 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Management Planning and Development Committee Report

The Management Planning and Development Committee of the Board of Directors reports that it has reviewed and discussed with management the section of this proxy statement headed "Compensation Discussion and Analysis" and, on the basis of that review and discussion, recommended to the Board that the section be incorporated by reference into the Company's Annual Report on Form 10-K and included in this proxy statement.

THE MANAGEMENT PLANNING AND DEVELOPMENT COMMITTEE

Robert D. Walter, Chair
David W. Dorman
Massimo Ferragamo
Thomas M. Ryan

2015 Proxy Statement | YUM! BRANDS, INC. 45

EXECUTIVE COMPENSATION

The following tables provide information on the compensation of the Named Executive Officers ("NEOs") for our 2014 fiscal year. The Company's NEOs are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated officers for our 2014 fiscal year determined in accordance with SEC rules.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option/ SAR Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

David C. Novak	2014	1,450,000	—	1,925,037	5,228,142	512,720	202,360	689,028	10,007,287
Chairman and Chief	2013	1,450,000	—	1,568,655	5,255,519	939,600	17,351	776,268	10,007,393
Executive Officer of YUM	2012	1,450,000	—	773,022	5,625,960	4,584,320	1,345,665	389,388	14,168,355

Patrick J. Grismer	2014	707,500	—	350,019	1,475,973	267,410	9,087	142,114	2,952,103
Chief Financial	2013	638,462	—	114,098	1,765,138	277,875	3,977	179,480	2,979,030
Officer of YUM	2012	500,308	—	1,014,347	493,551	—	6,115	104,652	2,118,973
Jing-Shyh S. Su	2014	1,100,000	—	450,045	1,907,966	378,235	1,956,023	5,035,711	10,827,980
Vice Chairman of the	2013	1,100,000	—	342,294	1,765,123	614,790	727,430	5,768,264	10,317,901
Board of YUM and Chairman and Chief Executive Officer of YUM Restaurants China	2012	1,088,462	—	385,029	2,467,739	2,039,813	5,537,865	5,042,547	16,561,455

Greg Creed	2014	750,000	—	325,048	2,561,957	945,750	45,680	345,068	4,973,503
Chief Executive Officer of Taco Bell Division(7)	2013	750,000	—	203,735	1,323,839	1,511,625	7,348	238,737	4,035,284
Scott O. Bergren	2014	725,000	—	275,035	2,333,972	241,425	127,083	428,872	4,131,387
Chief Executive Officer of Pizza Hut Division and Chief Innovation Officer of YUM(8)

(1)
Amounts shown are not reduced to reflect the NEOs' elections, if any, to defer receipt of salary into the Executive Income Deferral ("EID") Program or into the Company's 401(k) Plan.
(2)
Amounts shown in this column represent the grant date fair values for performance share units (PSUs) granted in 2014, 2013 and 2012 and, for Mr. Grismer, restricted stock units (RSUs) granted in 2012. Further information regarding the 2014 awards is included in the "Grants of Plan-Based Awards" and "Outstanding Equity Awards at Year-End" tables later in this proxy statement. The grant date fair value of the PSUs reflected in this column is the target payout based on the probable outcome of the performance condition, determined as of the grant date. The maximum potential values of the PSUs is 200% of target. For 2014, Mr. Novak's PSU maximum value at grant date fair value would be $3,850,074; Mr. Grismer's PSU maximum value would be $700,038; Mr. Su's PSU maximum value would be $900,090; Mr. Creed's PSU maximum value would be $650,096; and Mr. Bergren's PSU maximum value would be $550,070. In 2012, Mr. Grismer did not receive a PSU award since he became a NEO after PSU awards were granted for that year. Mr. Grismer was instead permitted to defer his annual incentive award into RSUs under the Company's EID Program. Under the EID Program (which is described in more detail beginning on page 55), an executive may defer his or her annual incentive award and invest that deferral into stock units, RSUs, or other investment alternatives offered under the EID Program. An executive who elects to defer his or her annual incentive award into RSUs receives additional RSUs equal to 33% of the RSUs acquired with the deferral of the annual incentive award ("matching contribution"). As a result, for 2012, the amount in that column represents the deferral of 100% of Mr. Grismer's annual incentive award ($760,760), plus his matching contribution ($253,587).
(3)
The amounts shown in this column represent the grant date fair values of the stock options and stock appreciation rights (SARs) awarded in 2014, 2013 and 2012, respectively. For a discussion of the assumptions and methodologies used to value the awards reported in column (e) and column (f), please see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2014 Annual Report in Notes to Consolidated Financial Statements at Note 14, "Share-based and Deferred Compensation Plans." For Mr. Creed and Mr. Bergren, this column also includes each of their 2014 Chairman's Awards with a grant date fair value of $1,199,984. See the Grants of Plan-Based Awards table for details.
(4)
Except as provided below and in footnote (2) above, amounts in this column reflect the annual incentive awards earned for the 2014, 2013 and 2012 fiscal year performance periods, which were awarded by our Management Planning and Development Committee ("Committee") in January 2015, January 2014 and January 2013, respectively, under the Yum Leaders' Bonus Program, which is described further in our Compensation Discussion and Analysis ("CD&A") beginning at page 28 under the heading "Annual Performance-Based Cash Bonuses". Pursuant to SEC rules, annual incentives deferred into RSUs under the EID Program and subject to a risk of forfeiture are reported in column (e). If the deferral or a portion of the deferral is not subject to a risk of forfeiture, it is reported in column (g). In 2012, Mr. Grismer elected to defer 100% of his annual incentive ($760,760) into RSUs resulting in nothing to report for him in this column for that year.
(5)
The amounts listed in this column for Mr. Novak, Mr. Creed and Mr. Bergren, reflect the aggregate increase in actuarial present value of each of their accrued benefits under the YUM! Brands Retirement Plan ("Retirement Plan") during the 2014 fiscal year (using interest rate and mortality assumptions consistent with those used in the Company's financial statements). Effective January 1, 2012, the Committee discontinued Mr. Novak's accruing nonqualified pension benefits under the YUM! Brands, Inc. Pension Equalization Plan ("PEP") and, effective January 1, 2013, replaced his PEP benefit with a pension account determined under the Leadership Retirement Plan ("LRP"). The amount transferred to his LRP-based pension account effective January 1, 2013 was $27,600,000
46 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

  (representing his December 31, 2012 estimated lump amount under PEP). Mr. Novak now receives a market rate of interest on his LRP account plus an annual benefit allocation equal to 9.5% of his salary plus target bonus.

  For Mr. Su, amounts in this column reflect the aggregate increase in actuarial present value of age 62 accrued benefits under the Yum International Retirement Plan ("YIRP") during the 2014 fiscal year. See the Pension Benefits Table at page 53 for a detailed discussion of the Company's pension benefits. Mr. Grismer was hired after September 30, 2001, and is ineligible for the Company's Retirement Plan. Mr. Creed and Mr. Bergren are not active participants in the Retirement Plan but each maintains a balance in the Retirement Plan from the two years (2002 and 2003) and six years (1992-1998) respectively during which he was a participant.

  For Messrs. Grismer, Creed and Bergren, amounts in this column also represent the above market earnings as established pursuant to SEC rules which have accrued under each of their accounts under the LRP for Messrs. Grismer and Bergren and the Third Country National Plan ("TCN") for Mr. Creed, which is described in more detail beginning at page 55 under the heading "Nonqualified Deferred Compensation".

(6)
Amounts in this column are explained in the All Other Compensation Table and footnotes to that table, which follows.
(7)
No amounts are reported for Mr. Creed for 2012 since he was not a NEO for that year.
(8)
Mr. Bergren became a NEO in 2014. No amounts are reported for Mr. Bergren for 2012 and 2013 since he was not a NEO for those years.

All Other Compensation Table

The following table contains a breakdown of the compensation and benefits included under All Other Compensation in the Summary Compensation Table above for 2014.

Name	Perquisites and other personal benefits ($)(1)	Tax Reimbursements ($)(2)	Insurance premiums ($)(3)	LRP/TCN Contributions ($)(4)	Other ($)(5)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)

Novak	300,032	—	27,108	358,150	3,738	689,028
Grismer	—	991	5,273	135,850	—	142,114
Su	221,139	4,762,222	21,286	—	31,064	5,035,711
Creed	68,813	13,469	9,708	225,000	28,078	345,068
Bergren	—	—	22,872	406,000	—	428,872

(1)
Amounts in this column include for Mr. Novak and Mr. Creed: incremental cost for the personal use of Company aircraft ($300,032 and $68,813 respectively) — we calculate the incremental cost to the Company of any personal use of Company aircraft based on the cost of fuel, trip-related maintenance, crew travel, on board catering, landing and license fees, "dead head" costs of flying planes to and from locations for personal use, and contract labor; and for Mr. Su: expatriate spendables/housing allowance ($221,139).
(2)
Amounts in this column reflect payments to the executive of tax reimbursements. For Mr. Su, as explained at page 42, this amount represents the Company-provided tax reimbursement for China income taxes incurred on deferred income distributions and stock option exercises which exceed the marginal Hong Kong tax rate and a tax equalization settlement amount related to income for 2012. For Mr. Grismer, this amount represents the adjustment and equalization of foreign tax payments incurred with respect to income recognized in 2014 that was attributable to a previous international assignment. For Mr. Creed, this amount represents Company-provided tax reimbursement for his relocation to Company headquarters in preparation of his new position as CEO effective January 1, 2015.
(3)
These amounts reflect the income each executive was deemed to receive from IRS tables related to Company-provided life insurance in excess of $50,000. The Company provides every salaried employee with life insurance coverage up to one times the employee's salary plus target bonus.
(4)
For Messrs. Novak, Grismer and Bergren, this column represents Company's annual allocations to the LRP, an unfunded, unsecured account based retirement plan. For Mr. Creed, this column represents the Company's annual allocation to the TCN, an unfunded, unsecured account based retirement plan.
(5)
This column reports the total amount of other benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of these benefits and the perquisites and other personal benefits shown in column (b) for each NEO. These other benefits include: home security expense, home leave expenses, personal use of Company aircraft, tax preparation assistance and relocation.
2015 Proxy Statement | YUM! BRANDS, INC. 47

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table provides information on stock options, SARs, RSUs and PSUs granted for 2014 to each of the Company's NEOs. The full grant date fair value of these awards is shown in the Summary Compensation Table at page 46.

								All Other Option	Exercise or
		Estimated Possible Payouts			Estimated Future Payouts			Awards; Number	Base Price
		Under Non-Equity Incentive			Under Equity Incentive Plan			of Securities	of Option/
		Plan Awards(1)			Awards(2)			Underlying	SAR	Grant

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Options (#)(3)	Awards ($/Sh)(4)	Date Fair Value($)(5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Novak	2/5/2014	0	2,320,000	6,960,000
	2/5/2014							299,607	70.54	5,228,142
	2/5/2014				—	27,290	54,580			1,925,037
Grismer	2/5/2014	0	715,000	2,145,000
	2/5/2014							84,583	70.54	1,475,973
	2/5/2014				—	4,962	9,924			350,019
Su	2/5/2014	0	1,265,000	3,795,000
	2/5/2014							109,339	70.54	1,907,966
	2/5/2014				—	6,380	12,760			450,045
Creed	2/5/2014	0	750,000	2,250,000
	2/5/2014							78,050	70.54	1,361,973
	2/5/2014							68,767	70.54	1,199,984
	2/5/2014				—	4,608	9,216			325,048
Bergren	2/5/2014	0	725,000	2,175,000
	2/5/2014							64,985	70.54	1,133,988
	2/5/2014							68,767	70.54	1,199,984
	2/5/2014				—	3,899	7,798			275,035

(1)
Amounts in columns (c), (d) and (e) provide the minimum amount, target amount and maximum amounts payable as annual incentive compensation under the Yum Leaders' Bonus Program based on the Company's performance and on each executive's individual performance during 2014. The actual amount of annual incentive compensation awards are shown in column (g) of the Summary Compensation Table on page 46. The performance measurements, performance targets, and target bonus percentages are described in the CD&A beginning on page 28 under the discussion of annual incentive compensation.
(2)
Reflects grants of PSU awards subject to performance-based vesting conditions under the LTIP in 2014. The PSU awards vest on December 31, 2016 and PSU award payouts are subject to the Company's achievement of specified relative total shareholder return ("TSR") rankings against its peer group (which is the S&P 500) during the performance period ending on December 31, 2016. The performance target for all the PSU awards granted to the NEOs in 2014 is a 50% TSR percentile ranking for the Company, determined by comparing the Company's relative TSR ranking against its peer group as measured at the end of the performance period. If the 50% TSR percentile ranking target is achieved, 100% of the PSU award will pay out in shares of Company stock, subject to executive's election to defer PSU awards into the EID Program. If less than 40% TSR percentile ranking is achieved, there will be no payout. If the Company's TSR percentile ranking is 90% or higher, PSU awards pay out at the maximum, which is 200% of target. The terms of the PSU awards provide that in case of a change in control during the first year of award, shares will be distributed assuming target performance was achieved subject to reduction to reflect the portion of the performance period following the change in control. In case of a change in control after the first year of the award, shares will be distributed assuming performance at the greater of target level or projected level at the time of the change in control subject to reduction to reflect the portion of the performance period following the change in control.
(3)
Amounts in this column reflect the number of SARs and stock options granted to executives during the Company's 2014 fiscal year. SARs allow the grantee to receive the number of shares of YUM common stock that is equal in value to the appreciation in YUM common stock with respect to the number of SARs granted from the date of grant to the date of exercise. For each executive, the grants were made February 5, 2014. SARs/stock options become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date; except, however, 68,767 SARs granted to Mr. Creed become exercisable on the fifth anniversary of the grant date and 68,767 SARs granted to Mr. Bergren become exercisable in equal installments of 20% per year on the first, second, third, fourth and fifth anniversaries of the grant. The terms of each SAR/stock option grant provide that, in case of a change in control, if an executive is employed on the date of a change in control and is involuntarily terminated on or within two years following the change in control (other than by the Company for cause) then all outstanding awards become exercisable immediately.
48 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

  Executives who have attained age 55 with 10 years of service who terminate employment may exercise SARs/stock options that were vested on their date of termination through the expiration dates of the SARs/stock options (generally, the tenth anniversary following the SARs/stock options grant dates). Vested SARs/stock options of grantees who die may also be exercised by the grantee's beneficiary through the expiration dates of the vested SARs/stock options and the grantee's unvested SARs/stock options expire on the grantee's date of death. If a grantee's employment is terminated due to gross misconduct, the entire award is forfeited. For other employment terminations, all vested or previously exercisable SARs/stock options as of the last day of employment must be exercised within 90 days following termination of employment.

(4)
The exercise price of the SARs/stock options granted in 2014 equals the closing price of YUM common stock on the grant date, February 5, 2014.
(5)
Amounts in this column reflect the full grant date fair value of the PSU awards shown in column (g) and the SARs/stock options shown in column (i). These amounts reflect the amounts to be recognized by the Company as an accounting expense and do not correspond to the actual value that will be recognized by the NEOs. The grant date fair value is the amount that the Company is expensing in its financial statements over the award's vesting schedule. Beginning in 2013, the Company granted PSU awards with market-based conditions requiring valuation using a Monte Carlo simulation. For SARs/stock options, fair value of $17.45 was calculated using the Black-Scholes value on the February 5, 2014 grant date. For additional information regarding valuation assumptions of SARs/stock options, see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2014 Annual Report in Notes to Consolidated Financial Statements at Note 14, "Share-based and Deferred Compensation Plans." There can be no assurance that the SARs/stock options will ever be exercised or PSU awards paid out (in which case no value will be realized by the executive) or that the value upon exercise or payout will equal the grant date fair value.
2015 Proxy Statement | YUM! BRANDS, INC. 49

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Year-End

The following table shows the number of shares covered by exercisable and unexercisable stock options, SARs, and unvested RSUs and PSUs held by the Company's NEOs on December 31, 2014.

		Option/SAR Awards(1)					Stock Awards		Equity	Equity incentive

Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4)	plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)

Novak	1/19/2007	490,960	—		$29.61	1/19/2017
	1/24/2008	428,339	—		$37.30	1/24/2018
	2/5/2009	575,102	—		$29.29	2/5/2019
	2/5/2010	623,925	—		$32.98	2/5/2020
	2/4/2011	372,190	124,064	(i)	$49.30	2/4/2021
	2/8/2012	188,664	188,664	(ii)	$64.44	2/8/2022
	2/6/2013	90,239	270,717	(iii)	$62.93	2/6/2023
	2/5/2014	—	299,607	(iv)	$70.54	2/5/2024
							—	—	115,760	8,433,116
Grismer	1/19/2007	19,938	—		$29.61	1/19/2017
	5/17/2007	16,262	—		$33.20	5/17/2017
	1/24/2008	20,079	—		$37.30	1/24/2018
	2/5/2009	33,830	—		$29.29	2/5/2019
	5/21/2009	15,853	—		$33.21	5/21/2019
	2/5/2010	34,424	—		$32.98	2/5/2020
	2/5/2010	—	43,030	(v)	$32.98	2/5/2020
	2/4/2011	18,330	6,110	(i)	$49.30	2/4/2021
	2/8/2012	16,551	16,551	(ii)	$64.44	2/8/2022
	2/6/2013	18,942	56,828	(iii)	$62.93	2/6/2023
	2/6/2013	—	45,462	(vi)	$62.93	2/6/2023
	2/5/2014	—	84,583	(iv)	$70.54	2/5/2024
							16,119	1,174,244	14,374	1,047,146
Su	1/28/2005	65,039	—		$22.53	1/28/2015
	1/26/2006	124,316	—		$24.47	1/26/2016
	1/19/2007	132,918	—		$29.61	1/19/2017
	1/24/2008	107,085	—		$37.30	1/24/2018
	1/24/2008	267,712	—		$37.30	1/24/2018
	2/5/2009	202,977	—		$29.29	2/5/2019
	2/5/2010	172,118	—		$32.98	2/5/2020
	2/4/2011	106,925	35,642	(i)	$49.30	2/4/2021
	2/8/2012	82,754	82,755	(ii)	$64.44	2/8/2022
	2/6/2013	30,307	90,924	(iii)	$62.93	2/6/2023
	2/5/2014	—	109,339	(iv)	$70.54	2/5/2024
							187,150	13,633,878	26,110	1,902,114

50 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

		Option/SAR Awards(1)					Stock Awards		Equity	Equity incentive

Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/SARs (#) Unexercisable		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(4)	plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(3)

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)

Creed	1/24/2008	107,085	—		$37.30	1/24/2018
	2/5/2009	169,148	—		$29.29	2/5/2019
	2/5/2010	172,118	—		$32.98	2/5/2020
	2/4/2011	91,650	30,550	(i)	$49.30	2/4/2021
	2/8/2012	41,377	41,378	(ii)	$64.44	2/8/2022
	2/6/2013	22,730	68,193	(iii)	$62.93	2/6/2023
	2/5/2014	—	78,050	(iv)	$70.54	2/5/2024
	2/5/2014	—	68,767	(vii)	$70.54	2/5/2024
							—	—	17,162	1,250,252
Bergren	1/24/2008	133,856	—		$37.30	1/24/2018
	2/5/2009	135,318	—		$29.29	2/5/2019
	2/5/2009	67,659	—		$29.29	2/5/2019
	2/5/2010	81,756	—		$32.98	2/5/2020
	2/4/2011	61,100	20,367	(i)	$49.30	2/4/2021
	2/8/2012	37,239	37,240	(ii)	$64.44	2/8/2022
	2/6/2013	17,048	51,145	(iii)	$62.93	2/6/2023
	2/5/2014	—	64,985	(iv)	$70.54	2/5/2024
	2/5/2014	—	68,767	(viii)	$70.54	2/5/2024
							—	—	14,314	1,042,775

(1)
Except as follows, all options and SARs listed above vest at a rate of 25% per year over the first four years of the ten-year option term. For Mr. Grismer, the awards listed as expiring on May 17, 2017 and May 21, 2019 were each granted with 100% vesting after four years. Certain awards expiring for Mr. Grismer on February 5, 2020 (43,030 SARs) and February 6, 2024 (45,462 SARs), for Mr. Su on January 24, 2018 (267,712 options), and for Mr. Creed on February 5, 2024 (68,767 SARs), were each granted with 100% vesting after five years. For Mr. Bergren, the award expiring on February 5, 2024 (68,767 SARs) vests 20% per year over five years.

  The actual vesting dates for unexercisable awards are as follows:

  (i)
  Remainder of unexercisable awards will vest on February 4, 2015.
  (ii)
  One-half of the unexercisable award will vest on each of February 8, 2015 and 2016.
  (iii)
  One-third of the unexercisable award will vest on each of February 6, 2015, 2016 and 2017.
  (iv)
  One-fourth of the unexercisable award will vest on each of February 5, 2015, 2016, 2017 and 2018.
  (v)
  Unexercisable award will vest on February 5, 2015.
  (vi)
  Unexercisable award will vest on February 6, 2018.
  (vii)
  Unexercisable awards will vest on February 5, 2019.
  (viii)
  Unexercisable award will vest 20% per year and will vest on each of February 5, 2015, February 5, 2016, February 5, 2017, February 5, 2018 and February 5, 2019.
(2)
Amounts in this column represent RSUs that have not vested. For Mr. Su, the 187,150 RSUs represent a 2010 retention award (including accrued dividends) that vests after five years. For Mr. Grismer, this amount represents deferral of his 2012 bonus into the EID Program's Matching Stock Fund.
(3)
The market value of these awards are calculated by multiplying the number of shares covered by the award by $72.85, the closing price of YUM stock on the NYSE on December 31, 2014.
(4)
The awards reflected in this column are unvested performance-based PSU awards with three-year performance periods that are scheduled to vest on December 31, 2015 or December 31, 2016 if the performance targets are met. In accordance with SEC rules, the PSU awards are reported at their maximum payout value.
2015 Proxy Statement | YUM! BRANDS, INC. 51

EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The table below shows the number of shares of YUM common stock acquired during 2014 upon exercise of stock option and SAR awards and vesting of stock awards in the form of RSUs and PSUs, each including accumulated dividends and before payment of applicable withholding taxes and broker commissions. For 2014, Mr. Grismer had 8,808 RSUs vest. The 2011 PSU awards for the 2011-2013 performance cycle were not paid out since the average earnings per share during the performance cycle did not reach the required minimum average growth threshold of seven percent. Therefore, there is nothing to report for the NEOs in columns (d) and (e) for PSUs.

	Option/SAR Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)

(a)	(b)	(c)	(d)		(e)

Novak	340,002	24,211,587	—		—
Grismer	11,116	821,693	9,126	(1)	667,202
Su	65,039	3,476,751	—		—
Creed	—	—	—		—
Bergren	—	—	—		—

(1)
These RSUs represent Mr. Grismer's deferral of his 2011 bonus, which was deferred in 2012 and vested in 2014, under the Company's Executive Income Deferral Program.
52 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Pension Benefits

The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each NEO, under the YUM! Brands Retirement Plan ("Retirement Plan"), the YUM! Brands, Inc. Pension Equalization Plan ("PEP"), and the YUM! Brands International Retirement Plan ("YIRP") determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements.

2014 FISCAL YEAR PENSION BENEFITS TABLE

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(4) ($)	Payments During Last Fiscal Year ($)

(a)	(b)	(c)	(d)	(e)

Novak(i)	Retirement Plan(1)	28	1,598,356	—
	Pension Equalization Plan(2)		—	—
Grismer(ii)	—	—	—	—
Su	International Retirement Plan(3)	25	20,459,770	—
Creed(iii)	Retirement Plan(1)	2	154,835	—
Bergren(iv)	Retirement Plan(1)	6	351,896	—
	Pension Equalization Plan(2)	6	168,202	—

(i)
Mr. Novak no longer receives benefits under the PEP. The Management Planning and Development Committee discontinued Mr. Novak's accruing pension benefits under the PEP effective January 1, 2012 and replaced this benefit, effective January 1, 2013, with a benefit determined under the Leadership Retirement Plan ("LRP"), an unfunded, unsecured, deferred account-based retirement plan. See footnote (5) to the Summary Compensation Table at page 46 for more detail.
(ii)
Mr. Grismer is not accruing a benefit under these plans because he was hired after September 30, 2001 and is therefore ineligible for these benefits. Mr. Grismer participates in the LRP.
(iii)
Mr. Creed is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan for the two years (2002 and 2003) during which he was a participant in the plan. As discussed at page 42, Mr. Creed participates in the Third Country National plan, an unfunded, unsecured deferred account-based retirement plan.
(iv)
Mr. Bergren is not an active participant in the Retirement Plan but maintains a balance in the Retirement Plan for six years of accrued benefit (1992 – 1998) during which he was a participant in the plan. As of February 14, 1998, Mr. Bergren no longer accrues a benefit under the Retirement Plan or the PEP. Mr. Bergren participates in the LRP.

(1) YUM! Brands Retirement Plan

The Retirement Plan provides an integrated program of retirement benefits for salaried employees who were hired by the Company prior to October 1, 2001. The Retirement Plan replaces the same level of pre-retirement pensionable earnings for all similarly situated participants. The Retirement Plan is a tax qualified plan, and it is designed to provide the maximum possible portion of this integrated benefit on a tax qualified and funded basis.

Benefit Formula

Benefits under the Retirement Plan are based on a participant's final average earnings (subject to the limits under Internal Revenue Code Section 401(a)(17)) and service under the plan. Upon termination of employment, a participant's normal retirement benefit from the plan is equal to

  A.
  3% of Final Average Earnings times Projected Service up to 10 years of service, plus

  B.
  1% of Final Average Earnings times Projected Service in excess of 10 years of service, minus

  C.
  .43% of Final Average Earnings up to Social Security covered compensation multiplied by Projected Service up to 35 years of service the result of which is multiplied by a fraction, the numerator of which is actual service as of date of termination, and the denominator of which is the participant's Projected Service.

Projected Service is the service that the participant would have earned if he had remained employed with the Company until his normal retirement age (generally age 65).

If a participant leaves employment after becoming eligible for early or normal retirement, benefits are calculated using the formula above except that actual service attained at the participant's retirement date is used in place of Projected Service.

Final Average Earnings

A participant's final average earnings is determined based on his highest five consecutive years of pensionable earnings. Pensionable earnings is the sum of the participant's base pay and annual incentive compensation from the Company, including amounts under the Yum

2015 Proxy Statement | YUM! BRANDS, INC. 53

EXECUTIVE COMPENSATION

Leaders' Bonus Program. In general, base pay includes salary, vacation pay, sick pay and short term disability payments. Extraordinary bonuses and lump sum payments made in connection with a participant's termination of employment are not included.

Vesting

A participant receives a year of vesting service for each year of employment with the Company. A participant is 0% vested until he has been credited with at least five years of vesting service. Upon attaining five years of vesting service, a participant becomes 100% vested. All NEOs eligible for the Retirement Plan or YIRP are 100% vested.

Normal Retirement Eligibility

A participant is eligible for normal retirement following the later of age 65 or 5 years of vesting service.

Early Retirement Eligibility and Reductions

A participant is eligible for early retirement upon reaching age 55 with 10 years of vesting service. A participant who has met the requirements for early retirement and who elects to begin receiving payments from the plan prior to age 62 will receive a reduction of 1/12 of 4% for each month benefits begin before age 62. Benefits are unreduced at age 62.

The table below shows when each of the NEOs became eligible for early retirement and the estimated lump sum value of the benefit each participant would receive from YUM plans (both qualified and non-qualified) if he retired from the Company on December 31, 2014 and received a lump sum payment.

Name	Earliest Retirement Date	Estimated Lump Sum from a Qualified Plan(1)	Estimated Lump Sum from a Non- Qualified Plan(2)	Total Estimated Lump Sum

David C. Novak	November 1, 2007	1,592,262	—	1,592,262
Jing-Shyh S. Su	May 1, 2007	—	20,602,718	20,602,718
Greg Creed	August 1, 2012	183,828	—	183,828
Scott O. Bergren	April 1, 2006	349,730	167,166	516,896

(1)
The Retirement Plan
(2)
The YIRP for Mr. Su and the PEP for Mr. Bergren

The estimated lump sum values in the table above are calculated assuming no increase in the participant's Final Average Earnings. The lump sums are estimated using the mortality table and interest rate assumptions in the Retirement Plan for participants who would actually commence benefits on January 1, 2015. Actual lump sums may be higher or lower depending on the mortality table and interest rate in effect at the time of distribution and the participant's Final Average Earnings at his date of retirement.

Lump Sum Availability

Lump sum payments are available to participants who meet the requirements for early or normal retirement. Participants who leave the Company prior to meeting the requirements for Early or Normal Retirement must take their benefits in the form of a monthly annuity and no lump sum is available. When a lump sum is paid from the plan, it is calculated based on actuarial assumptions for lump sums required by Internal Revenue Code Section 417(e)(3).

(2) YUM! Brands, Inc. Pension Equalization Plan

The PEP is an unfunded, non-qualified, defined benefit plan that complements the Retirement Plan by providing benefits that federal tax law bars providing under the Retirement Plan. Benefits are generally determined and payable under the same terms and conditions as the Retirement Plan (except as noted below) without regard to federal tax limitations on amounts of includible compensation and maximum benefits. Benefits paid are reduced by the value of benefits payable under the Retirement Plan.

Participants who earned at least $75,000 during calendar year 1989 are eligible to receive benefits calculated under the Retirement Plan's pre-1989 formula, if this calculation results in a larger benefit from the PEP. This formula is similar to the formula described above under the Retirement Plan except that part C of the formula is calculated as follows:

  C.
  1 2/3% of an estimated primary Social Security amount multiplied by Projected Service up to 30 years

Retirement distributions are always paid in the form of a lump sum. In the case of a participant whose benefits are payable based on the pre-1989 formula, the lump sum value is calculated as the actuarial equivalent to the participant's 50% Joint and Survivor Annuity with no reduction for survivor coverage. In all other cases, lump sums are calculated as the actuarial equivalent of the participant's life only annuity. Participants who terminate employment prior to meeting eligibility for early or normal retirement must take their benefits from this plan in the form of a monthly annuity.

54 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

(3) YUM! Brands International Retirement Plan

The YIRP is an unfunded, non-qualified defined benefit plan that covers certain international employees who are designated by the Company as third country nationals. Mr. Su is eligible for benefits under this plan. The YIRP provides a retirement benefit similar to the Retirement Plan except that part C of the formula is calculated as the sum of:

  a)
  Company financed State benefits or Social Security benefits if paid periodically

  b)
  The actuarial equivalent of all State paid or mandated lump sum benefits financed by the Company

  c)
  Any other Company financed benefits that are attributable to periods of pensionable service and that are derived from a plan maintained or contributed to by the Company or one or more of the group of corporations that is controlled by the Company.

Benefits are payable under the same terms and conditions as the Retirement Plan without regard to Internal Revenue Service limitations on amounts of includible compensation and maximum benefits.

(4) Present Value of Accumulated Benefits

For all plans, the Present Value of Accumulated Benefits (determined as of December 31, 2014) is calculated assuming that each participant is eligible to receive an unreduced benefit payable in the form of a single lump sum at age 62. This is consistent with the methodologies used in financial accounting calculations. In addition, the economic assumptions for the lump sum interest rate, post retirement mortality, and discount rate are also consistent with those used in financial accounting calculations at each measurement date.

Nonqualified Deferred Compensation

Amounts reflected in the Nonqualified Deferred Compensation table below are provided for under the Company's Executive Income Deferral ("EID") Program, Leadership Retirement Plan ("LRP") and Third Country National Plan ("TCN"). These plans are unfunded, unsecured deferred, account-based compensation plans. For each calendar year, participants are permitted under the EID Program to defer up to 85% of their base pay and up to 100% of their annual incentive award. As discussed beginning at page 42, Messrs. Novak, Grismer and Bergren are eligible to participate in the LRP. The LRP provides an annual allocation to the accounts of Messrs. Novak and Grismer equal to 9.5% of each of his salary plus target bonus and to Mr. Bergren equal to 28% of his salary plus target bonus. As discussed beginning at page 42, Mr. Creed is eligible to participate in the TCN. The TCN provides for an annual allocation to Mr. Creed's account equal to 15% of his salary plus target bonus.

EID Program

Deferred Investments under the EID Program.    Amounts deferred under the EID Program may be invested in the following phantom investment alternatives (12 month investment returns are shown in parentheses):

•
YUM! Stock Fund (–1.54%*)

•
YUM! Matching Stock Fund (–1.54%*)
•
S&P 500 Index Fund (13.61%)

•
Bond Market Index Fund (5.93%)

•
Stable Value Fund (1.40%)

All of the phantom investment alternatives offered under the EID Program are designed to match the performance of actual investments; that is, they provide market rate returns and do not provide for preferential earnings. The S&P 500 index fund, bond market index fund and stable value fund are designed to track the investment return of like-named funds offered under the Company's 401(k) Plan. The YUM! Stock Fund and YUM! Matching Stock Fund track the investment return of the Company's common stock. Participants may transfer funds between the investment alternatives on a quarterly basis except (1) funds invested in the YUM! Stock Fund or YUM! Matching Stock Fund may not be transferred once invested in these funds and (2) a participant may only elect to invest into the YUM! Matching Stock Fund at the time the annual incentive deferral election is made. In the case of the Matching Stock Fund, participants who defer their annual incentive into this fund acquire additional phantom shares (called restricted stock units ("RSUs")) equal to 33% of the RSUs received with respect to the deferral of their annual incentive into the YUM! Matching Stock Fund (the additional RSUs are referred to as "matching contributions"). The RSUs attributable to the matching contributions are allocated on the same day the RSUs attributable to the annual incentive are allocated, which is the same day we make our annual stock appreciation right grants. Eligible amounts attributable to the matching contribution under the YUM! Matching Stock Fund are included in column (c) below as contributions by the Company (and represent amounts actually credited to the NEO's account during 2014). Beginning with their 2009 annual incentive award, NEOs are no longer eligible to participate in the Matching Stock Fund.

*
Assumes dividends are not reinvested.
2015 Proxy Statement | YUM! BRANDS, INC. 55

EXECUTIVE COMPENSATION

RSUs attributable to annual incentive deferrals into the YUM! Matching Stock Fund and matching contributions vest on the second anniversary of the grant (or upon a change of control of the Company, if earlier) and are payable as shares of YUM common stock pursuant to the participant's deferral election. Unvested RSUs held in a participant's YUM! Matching Stock Fund account are forfeited if the participant voluntarily terminates employment with the Company within two years of the deferral date. If a participant terminates employment involuntarily, the portion of the account attributable to the matching contributions is forfeited and the participant will receive an amount equal to the amount of the original amount deferred. If a participant dies or becomes disabled during the restricted period, the participant fully vests in the RSUs. Dividend equivalents are accrued during the restricted period but are only paid if the RSUs vest. RSUs held by a participant who has attained age 65 with five years of service vest immediately. In the case of a participant who has attained age 55 with 10 years of service, RSUs attributable to pre-2009 bonus deferrals into the YUM! Matching Stock Fund vest immediately and RSUs attributable to the matching contribution vest on a pro rata basis during the period beginning on the date of grant and ending on the first anniversary of the grant and are fully vested on the first anniversary.

Distributions under EID Program.    When participants elect to defer amounts into the EID Program, they also select when the amounts ultimately will be distributed to them. Distributions may either be made in a specific year — whether or not employment has then ended — or at a time that begins at or after the executive's retirement, separation or termination of employment.

Distributions can be made in a lump sum or up to 20 annual installments. Initial deferrals are subject to a minimum two year deferral. In general, with respect to amounts deferred after 2005 or not fully vested as of January 1, 2005, participants may change their distribution schedule, provided the new elections satisfy the requirements of Section 409A of the Internal Revenue Code. In general, Section 409A requires that:

•
Distribution schedules cannot be accelerated (other than for a hardship)

•
To delay a previously scheduled distribution,

–
A participant must make an election at least one year before the distribution otherwise would be made, and

–
The new distribution cannot begin earlier than five years after it would have begun without the election to re-defer.

With respect to amounts deferred prior to 2005, to delay a distribution the new distribution cannot begin until two years after it would have begun without the election to re-defer.

Investments in the YUM! Stock Fund and YUM! Matching Stock Fund are only distributed in shares of Company stock.

LRP

LRP Account Returns.    The LRP provides an annual earnings credit to each participant's account based on the value of participant's account at the end of each year. Under the LRP, Mr. Novak receives an annual earnings credit equal to 120% of the applicable federal interest rate. Mr. Grismer and Mr. Bergren receive an annual earnings credit equal to 5%. The Company's contribution ("Employer Credit") for 2014 is equal to 9.5% of salary plus target bonus for Mr. Novak and Mr. Grismer and 28% for Mr. Bergren.

Distributions under LRP.    Under the LRP, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 with a vested LRP benefit combined with any other deferred compensation benefits covered under Code Section 409A exceeds $15,000, will not receive a distribution until the calendar quarter that follows the participants 55th birthday.

56 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

TCN

TCN Account Returns.    The TCN provides an annual earnings credit to each to each participant's account based on the value of participant's account at the end of each year. Under the TCN, Mr. Creed receives an annual earnings credit equal to 5%. For Mr. Creed, the Employer Credit for 2014 was equal to 15% of his salary plus target bonus.

Distributions under TCN.    Under the TCN, participants age 55 or older with a balance of $15,000 or more, are entitled to a lump sum distribution of their account balance in the quarter following their separation of employment. Participants under age 55 who separate employment with the Company will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)(4)	Aggregate Balance at Last FYE ($)(5)

(a)	(b)	(c)	(d)	(e)	(f)

Novak	939,600	358,150	100,369	12,387	232,612,208
Grismer	277,875	135,850	26,630	29,719	2,888,799
Su	614,790	—	168,463	4,949,209	4,350,845
Creed	2,074,125	225,000	308,443	1,478,019	9,271,429
Bergren	—	406,000	103,137	12,721	9,822,950

(1)
Amounts in column (b) reflect amounts that were also reported as compensation in our Summary Compensation Table filed last year or, would have been reported as compensation in our Summary Compensation Table last year if the executive were a NEO.
(2)
Amounts in column (c) reflect Company contributions for EID Program matching contribution, LRP and/or TCN allocation as follows: Mr. Novak, $358,150 LRP allocation; Mr. Grismer, $135,850 LRP allocation; Mr. Creed, $225,000 TCN allocation; and Mr. Bergren, $406,000 LRP allocation. See footnote 5 of the Summary Compensation Table for more detail.
(3)
Amounts in column (d) reflect earnings during the last fiscal year on deferred amounts. All earnings are based on the investment alternatives offered under the EID Program or the earnings credit provided under the LRP or the TCN described in the narrative above this table. The EID Program earnings are market based returns and, therefore, are not reported in the Summary Compensation Table. For Messrs. Grismer and Bergren, of their earnings reflected in this column, $9,087 and $55,905 respectively were deemed above market earnings accruing to each of their accounts under the LRP. For Mr. Creed, of his earnings reflected in this column, $16,726 were deemed above market earnings accruing to his account under the TCN. Mr. Novak receives a market rate of interest on his account under the LRP. For above market earnings on nonqualified deferred compensation, see the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table.
(4)
All amounts shown in column (e) were distributed in accordance with the executive's deferral election, except in the case of the following amounts distributed to pay payroll taxes due upon their account balance under the EID Program, LRP or TCN for 2014.

Novak	12,387
Grismer	29,718
Creed	70,778
Bergren	12,721

(5)
Amounts reflected in column (f) are the year-end balances for each executive under the EID Program, TCN and the LRP. As required under SEC rules, below is the portion of the year-end balance for each executive which has previously been reported as compensation to the executive in the Company's Summary Compensation Table for 2014 and prior years.

Novak	87,578,135
Grismer	2,500,045
Su	3,798,759
Creed	4,519,162
Bergren	—

2015 Proxy Statement | YUM! BRANDS, INC. 57

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the NEO's employment had terminated on December 31, 2014, given the NEO's compensation and service levels as of such date and, if applicable, based on the Company's closing stock price on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the Company's 401(k) Plan, retiree medical benefits, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the Company's stock price and the executive's age.

Stock Options and SAR Awards.    If one or more NEOs terminated employment for any reason other than retirement, death, disability or following a change in control as of December 31, 2014, they could exercise the stock options and SARs that were exercisable on that date as shown at the Outstanding Equity Awards at Year-End table on page 50, otherwise all options and SARs, pursuant to their terms, would have been forfeited and cancelled after that date. If the NEO had retired, died or become disabled as of December 31, 2014, exercisable stock options and SARs would remain exercisable through the term of the award. Except in the case of a change in control, no stock options or SARs become exercisable on an accelerated basis. Benefits a NEO may receive on a change of control are discussed below.

Executive Income Deferral Program.    As described in more detail beginning at page 55, the NEOs participate in the EID Program, which permits the deferral of salary and annual incentive compensation. The last column of the Nonqualified Deferred Compensation Table on page 57 includes each NEO's aggregate balance at December 31, 2014. The NEOs are entitled to receive their vested amount under the EID Program in case of voluntary termination of employment. In the case of involuntary termination of employment, they are entitled to receive their vested benefit and the amount of the unvested benefit that corresponds to their deferral. In the case of death, disability or retirement after age 65, they or their beneficiaries are entitled to their entire account balance as shown in the last column of the Nonqualified Deferred Compensation table on page 57.

In the case of an involuntary termination of employment as of December 31, 2014, each NEO would receive the following: Mr. Novak $202,267,298; Mr. Grismer $2,201,021; Mr. Su $4,350,845; Mr. Creed $8,036,363; and Mr. Bergren $5,996,863. As discussed at page 57, these amounts reflect bonuses previously deferred by the executive and appreciation on these deferred amounts (see page 55 for discussion of investment alternatives available under the EID). In Mr. Novak's case, over 80% of his balance is invested in Company RSUs, which he will receive in the form of Company stock following his retirement. The other NEOs' EID balances are invested primarily in RSUs. Thus, Mr. Novak and the other NEOs' EID account balances represent deferred bonuses (earned in prior years) and appreciation of their accounts based primarily on the performance of the Company's stock.

Leadership Retirement Plan.    Under the LRP, participants age 55 are entitled to a lump sum distribution of their account balance following their termination of employment. Participants under age 55 who terminate with more than five years of service will receive their account balance at their 55th birthday. In case of termination of employment as of December 31, 2014, Mr. Novak would have received $30,344,910. Mr. Grismer would receive $687,778 when he attains age 55 and Mr. Bergren would have received $3,826,087.

Third Country National Plan.    Under the TCN, participants age 55 or older are entitled to a lump sum distribution of their account balance in the quarter following their termination of employment. Participants under age 55 who terminate will receive interest annually and their account balance will be distributed in the quarter following their 55th birthday. In case of termination of employment as of December 31, 2014, Mr. Creed would have received $1,235,066.

Performance Share Unit Awards.    If one or more NEOs terminated employment for any reason other than retirement or death or following a change in control and prior to achievement of the performance criteria and vesting period, then the award would be cancelled and forfeited. If the NEO had retired, or died as of December 31, 2014, the PSU award would be paid out based on actual performance for the performance period, subject to a pro rata reduction reflecting the portion of the performance period not worked by the NEO. If any of these terminations had occurred on December 31, 2014, Messrs. Novak, Grismer, Su, Creed and Bergren would have been entitled to $2,212,622, $234,374, $493,299, $313,610 and $260,138, respectively, assuming target performance.

Pension Benefits.    The Pension Benefits Table on page 53 describes the general terms of each pension plan in which the NEOs participate, the years of credited service and the present value of the annuity payable to each NEO assuming termination of employment as of December 31, 2014. The table on page 54 provides the present value of the lump sum benefit payable to each NEO when they attain eligibility for Early Retirement (i.e., age 55 with 10 years of service) under the plans.

58 YUM! BRANDS, INC. | 2015 Proxy Statement

EXECUTIVE COMPENSATION

Life Insurance Benefits.    For a description of the supplemental life insurance plans that provide coverage to the NEOs, see the All Other Compensation Table on page 47. If the NEOs had died on December 31, 2014, the survivors of Messrs. Novak, Grismer, Su, Creed and Bergren would have received Company-paid life insurance of $3,360,000; $1,430,000; $2,365,000; $1,500,000; and $1,450,000, respectively, under this arrangement. Executives and all other salaried employees can purchase additional life insurance benefits up to a maximum combined company paid and additional life insurance of $3.5 million. This additional benefit is not paid or subsidized by the Company and, therefore, is not shown here.

Change in Control.    Change in control severance agreements are in effect between YUM and certain key executives (including Messrs. Novak, Grismer, Su, Creed and Bergren). These agreements are general obligations of YUM, and provide, generally, that if, within two years subsequent to a change in control of YUM, the employment of the executive is terminated (other than for cause, or for other limited reasons specified in the change in control severance agreements) or the executive terminates employment for Good Reason (defined in the change in control severance agreements to include a diminution of duties and responsibilities or benefits), the executive will be entitled to receive the following:

•
a proportionate annual incentive assuming achievement of target performance goals under the bonus plan or, if higher, assuming continued achievement of actual Company performance until date of termination,

•
a severance payment equal to two times the sum of the executive's base salary and the target bonus or, if higher, the actual bonus for the year preceding the change in control of the Company, and

•
outplacement services for up to one year following termination.

In March 2013, the Company eliminated excise tax gross-ups and implemented a best net after-tax method. See the Company's CD&A on page 43 for more detail.

The change in control severance agreements have a three-year term and are automatically renewable each January 1 for another three-year term. An executive whose employment is not terminated within two years of a change in control will not be entitled to receive any severance payments under the change in control severance agreements.

Generally, pursuant to the agreements, a change in control is deemed to occur:

(i)
if any person acquires 20% or more of the Company's voting securities (other than securities acquired directly from the Company or its affiliates);

(ii)
if a majority of the directors as of the date of the agreement are replaced other than in specific circumstances; or

(iii)
upon the consummation of a merger of the Company or any subsidiary of the Company other than (a) a merger where the Company's directors immediately before the change in control constitute a majority of the directors of the resulting organization, or (b) a merger effected to implement a recapitalization of the Company in which no person is or becomes the beneficial owner of securities of the Company representing 20% or more of the combined voting power of the Company's then-outstanding securities.

In addition to the payments described above, upon a change in control:

•
All stock options and SARs granted prior to 2013 and held by the executive will automatically vest and become exercisable. For all stock options and SARs granted beginning in 2013, outstanding awards will fully and immediately vest following a change in control if the executive is employed on the date of the change in control of the Company and is involuntarily terminated (other than by the Company for cause) on or within two years following the change in control. See Company's CD&A on page 43 for more detail.

•
All RSUs under the Company's EID Program held by the executive will automatically vest.

•
All PSU awards under the Company's Performance Share Plan awarded in the year in which the change in control occurs will be paid out at target assuming a target level performance had been achieved for the entire performance period, subject to a pro rata reduction to reflect the portion of the performance period after the change in control. All PSUs awarded for performance periods that began before the year in which the change in control occurs will be paid out assuming performance achieved for the performance period was at the greater of target level performance or projected level of performance at the time of the change in control, subject to pro rata reduction to reflect the portion of the performance period after the change in control, except that for PSU awards granted beginning in 2013, executives must be employed with the Company on the date of the change in control and involuntarily terminated upon or following the change in control and during the performance period. See Company's CD&A on page 43 for more detail.
2015 Proxy Statement | YUM! BRANDS, INC. 59

EXECUTIVE COMPENSATION

If a change in control and each NEO's involuntary termination had occurred as of December 31, 2014, the following payments or other benefits would have been made or become available.

	Novak $	Grismer $	Su $	Creed $	Bergren $

Severance Payment	$7,540,000	$2,860,000	$4,730,000	$4,523,250	$2,900,000
Annual Incentive	2,320,000	715,000	1,265,000	1,511,625	725,000
Accelerated Vesting of Stock Options and SARs	7,885,976	3,208,794	2,689,878	2,083,063	1,609,157
Accelerated Vesting of RSUs	—	1,216,024	13,633,878	—	—
Acceleration of PSU Performance/Vesting	2,212,622	234,374	493,299	313,610	260,138
Outplacement	25,000	25,000	25,000	25,000	25,000

TOTAL	19,983,598	8,259,192	22,837,055	8,456,548	5,519,295

If a change in control without an involuntary termination had occurred as of December 31, 2014, the following benefits would have become available.

	Novak $	Grismer $	Su $	Creed $	Bergren $

Accelerated Vesting of Stock Options and SARs	$4,508,371	$1,998,691	$1,535,339	$1,067,441	$792,381
Accelerated Vesting of RSUs	—	1,216,024	13,633,878	—	—
Acceleration of PSU Performance/Vesting	—	—	—	—	—

TOTAL	4,508,371	3,214,715	15,169,217	1,067,441	792,381

60 YUM! BRANDS, INC. | 2015 Proxy Statement

DIRECTOR COMPENSATION

As described more fully below, this table summarizes compensation paid to each non-employee director during 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Option/SAR Awards ($)(3)(4)	All Other Compensation ($)(5)	Total ($)

(a)	(b)	(c)	(d)	(e)	(f)

Cavanagh, Michael	—	170,000	32,814	—	202,814
Dorman, David	—	170,000	32,814	10,000	212,814
Ferragamo, Massimo	—	170,000	32,814	—	202,814
Graddick-Weir, Mirian	—	170,000	32,814	5,000	207,814
Grissom, David(1)	—	—	—	10,000	10,000
Hill, Bonnie	85,000	85,000	32,814	7,250	210,064
Linen, Jonathan	—	170,000	32,814	10,000	212,814
Nelson, Thomas	—	190,000	32,814	10,000	232,814
Ryan, Thomas	—	195,000	32,814	—	227,814
Stock, Elane	—	180,833	31,930	—	212,764
Walter, Robert	—	185,000	32,814	10,000	227,814

(1)
Mr. Grissom retired from the Board effective as of the date of the Company's 2014 annual meeting held May 1, 2014.
(2)
Amounts in column (c) represent the grant date fair value for annual stock retainer awards granted to directors in 2014.
(3)
Amounts in column (d) represent the grant date fair value for annual SARs granted in fiscal 2014. For a discussion of the assumptions used to value the awards, see the discussion of stock awards and option awards contained in Part II, Item 8, "Financial Statements and Supplementary Data" of the 2014 Annual Report in Notes to Consolidated Financial Statements at Note 14, "Share-based and Deferred Compensation Plans."
(4)
At December 31, 2014, the aggregate number of options and SARs awards outstanding for each non-management director was:

Name	Options	SARs

Cavanagh, Michael	—	6,252
Dorman, David	—	28,150
Ferragamo, Massimo	—	28,150
Graddick-Weir, Mirian	—	8,391
Hill, Bonnie	5,056	28,150
Linen, Jonathan	5,056	28,150
Nelson, Thomas	—	19,733
Ryan, Thomas	5,056	28,150
Stock, Elane	—	1,927
Walter, Robert	—	21,717

(5)
Represents amount of matching charitable contributions made on behalf of the director under the Company's matching gift program and/or the amount of charitable contribution made in the director's name.

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Board typically reviews each element of director compensation every two years.

In 2014, the Management Planning and Development Committee of the Board ("Committee") benchmarked the Company's director compensation against director compensation from the Company's Executive Peer Group discussed at page 36 as well as published survey data from the National Association of Corporate Directors for the largest 200 companies in the S&P 500. Data for this review was prepared for the Committee by its independent consultant, Meridian Compensation Partners LLC. This data revealed that the Company's director compensation was below the 50th percentile against both benchmarks and that the retainers paid to the Lead Director and the Chairpersons of the Audit Committee and the Management Planning were consistent with market practice. Following its review, the Board elected not to change director

2015 Proxy Statement | YUM! BRANDS, INC. 61

DIRECTOR COMPENSATION

compensation or the retainers paid to the Chairpersons or Lead Director during 2014 and determined that it will review them again in 2015.

Employee Directors.    Employee directors do not receive additional compensation for serving on the Board of Directors.

Non-Employee Directors Annual Compensation.    Each director who is not an employee of YUM receives an annual stock grant retainer with a fair market value of $170,000 and an annual grant of vested SARs with respect to $150,000 worth of YUM common stock ("face value") with an exercise price equal to the fair market value of Company stock on the date of grant. Directors may request to receive up to one-half of their stock retainer in cash. The request must be submitted to the Chair of the Management Planning and Development Committee. For 2014, Bonnie Hill requested and received approval by the Committee Chair for a cash payment equal to one-half of her stock retainer. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals are invested in phantom Company stock and paid out in shares of Company stock. Deferrals may not be made for less than two years. In recognition of their added duties, the Lead Director of the Board (Mr. Ryan in 2014) receives an additional $25,000 stock retainer annually, the Chair of the Audit Committee (Mr. Nelson in 2014) receives an additional $20,000 stock retainer annually and the Chair of the Management Planning and Development Committee (Mr. Walter in 2014) receives an additional $15,000 stock retainer annually.

Initial Stock Grant upon Joining Board.    Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board.

Stock Ownership Requirements.    Similar to executive officers, directors are subject to share ownership requirements. The directors' requirements provide that directors will not sell any of the Company's common stock received as compensation for service on the Board until the director has ceased being a member of the Board for one year (sales are permitted to cover income taxes attributable to any stock retainer payment or exercise of a stock option or SAR).

Matching Gifts.    To further YUM's support for charities, non-employee directors are able to participate in the YUM! Brands, Inc. Matching Gifts Program on the same terms as YUM's employees. Under this program, the YUM! Brands Foundation will match up to $10,000 a year in contributions by the director to a charitable institution approved by the YUM! Brands Foundation. At its discretion, the Foundation may match director contributions exceeding $10,000.

Insurance.    We also pay the premiums on directors' and officers' liability and business travel accident insurance policies. The annual cost of this coverage was approximately $2 million. This is not included in the tables above as it is not considered compensation to the directors.

62 YUM! BRANDS, INC. | 2015 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes, as of December 31, 2014, the equity compensation plans under which we may issue shares of stock to our directors, officers and employees under the 1999 Long Term Incentive Plan ("1999 Plan"), the 1997 Long Term Incentive Plan (the "1997 Plan"), SharePower Plan and Restaurant General Manager Stock Option Plan ("RGM Plan").

Plan Category	Number of Securities To be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

	(a)		(b)		(c)

Equity compensation plans approved by security holders	16,017,266	(1)	46.41	(2)	6,445,530	(3)
Equity compensation plans not approved by security holders(4)	255,917		54.69	(2)	7,730,305

TOTAL	16,273,183	(1)	46.68	(2)	14,175,835	(3)

(1)
Includes 5,329,592 shares issuable in respect of RSUs, performance units and deferred units.
(2)
Weighted average exercise price of outstanding options and SARs only.
(3)
Includes 3,222,765 shares available for issuance of awards of stock units, restricted stock, restricted stock units and performance share unit awards under the 1999 Plan.
(4)
Awards are made under the RGM Plan.

What are the key features of the 1999 Plan?

The 1999 Plan provides for the issuance of up to 70,600,000 shares of stock as non-qualified stock options, incentive stock options, SARs, restricted stock, restricted stock units, performance shares or performance units. Only our employees and directors are eligible to receive awards under the 1999 Plan. The purpose of the 1999 Plan is to motivate participants to achieve long range goals, attract and retain eligible employees, provide incentives competitive with other similar companies and align the interest of employees and directors with those of our shareholders. The 1999 Plan is administered by the Management Planning and Development Committee of the Board of Directors (the "Committee"). The exercise price of a stock option grant or SAR under the 1999 Plan may not be less than the average market price of our stock on the date of grant for years prior to 2008 or the closing price of our stock on the date of the grant beginning in 2008, and no options or SARs may have a term of more than ten years. The options and SARs that are currently outstanding under the 1999 Plan generally vest over a one to four year period and expire ten years from the date of the grant. Our shareholders approved the 1999 Plan in May 1999, and the plan as amended in 2003 and again in 2008. The performance measures of the 1999 Plan were re-approved by our shareholders in May 2013.

What are the key features of the 1997 Plan?

The 1997 Plan provides for the issuance of up to 90,000,000 shares of stock. Effective January 1, 2002, only restricted shares could be issued under this plan. This plan is utilized with respect to payouts on shares from our deferral plans and was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the SharePower Plan?

The SharePower Plan provides for the issuance of up to 28,000,000 shares of stock. The SharePower Plan allows us to award non-qualified stock options, SARs, restricted stock and restricted stock units. Employees, other than executive officers, are eligible to receive awards under the SharePower Plan. The SharePower Plan is administered by the Committee. The exercise price of a stock option or SAR grant under the SharePower Plan may not be less than the closing price of our stock on the date of the grant and no option or SAR may have a term of more than ten years. The options that are currently outstanding under the SharePower Plan generally vest over a one to four year

2015 Proxy Statement | YUM! BRANDS, INC. 63

EQUITY COMPENSATION PLAN INFORMATION

period beginning on the date of grant. The SharePower Plan was originally approved by PepsiCo, Inc. as the sole shareholder of the Company in 1997, prior to the spin-off of the Company from PepsiCo, Inc. on October 6, 1997.

What are the key features of the RGM Plan?

The RGM Plan provides for the issuance of up to 30,000,000 shares of common stock at a price equal to or greater than the closing price of our stock on the date of grant. The RGM Plan allows us to award non-qualified stock options, SARs, restricted stock and RSUs. Employees, other than executive officers, are eligible to receive awards under the RGM Plan. The purpose of the RGM Plan is (i) to give restaurant general managers ("RGMs") the opportunity to become owners of stock, (ii) to align the interests of RGMs with those of YUM's other shareholders, (iii) to emphasize that the RGM is YUM's #1 leader, and (iv) to reward the performance of RGMs. In addition, the Plan provides incentives to Area Coaches, Franchise Business Leaders and other supervisory field operation positions that support RGMs and have profit and loss responsibilities within a defined region or area. While all non-executive officer employees are eligible to receive awards under the RGM plan, all awards granted have been to RGMs or their direct supervisors in the field. Grants to RGMs generally have four year vesting and expire after ten years. The RGM Plan is administered by the Committee, and the Committee has delegated its responsibilities to the Chief People Officer of the Company. The Board of Directors approved the RGM Plan on January 20, 1998.

64 YUM! BRANDS, INC. | 2015 Proxy Statement

AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Mirian Graddick-Weir, Bonnie G. Hill, Jonathan S. Linen, Elane B. Stock and Thomas C. Nelson, Chair.

The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Mr. Nelson, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations. The Board has also determined that Mr. Nelson has accounting and related financial management expertise within the meaning of the listing standards of the NYSE and that each member is financially literate within the meaning of the NYSE listing standards.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Committee's responsibilities are set forth in this charter, which was amended and restated effective November 22, 2013. The charter is reviewed by management at least annually, and any recommended changes are presented to the Audit Committee for review and approval. The charter is available on our Web site at www.yum.com/investors/governance/charters.asp.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company's financial statements, the adequacy of the Company's system of internal controls and procedures and disclosure controls and procedures, the Company's risk management, the Company's compliance with legal and regulatory requirements, the independent auditors' qualifications and independence and the performance of the Company's internal audit function and independent auditors. The Committee has sole authority over the selection of the Company's independent auditors and manages the Company's relationship with its independent auditors (who report directly to the Committee). The Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Committee, from the Company for such advice and assistance.

The Committee met 9 times during 2014. The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee's meetings generally include private sessions with the Company's independent auditors and with the Company's internal auditors, in each case without the presence of the Company's management, as well as executive sessions consisting of only Committee members. In addition to the scheduled meetings, senior management confers with the Committee or its Chair from time to time, as senior management deems advisable or appropriate, in connection with issues or concerns that arise throughout the year.

Management is responsible for the Company's financial reporting process, including its system of internal control over financial reporting, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the U.S. The Company's independent auditors are responsible for auditing those financial statements in accordance with professional standards and expressing an opinion as to their material conformity with U.S. generally accepted accounting principles and for auditing the effectiveness of the Company's internal control over financial reporting. The Committee's responsibility is to monitor and review the Company's financial reporting process and discuss management's report on the Company's internal control over financial reporting. It is not the Committee's duty or responsibility to conduct audits or accounting reviews or procedures. The Committee has relied, without independent verification, on management's representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the U.S. and that the Company's internal control over financial reporting is effective. The Committee has also relied, without independent verification, on the opinion of the independent auditors included in their report regarding the Company's financial statements and effectiveness of internal control over financial reporting.

2015 Proxy Statement | YUM! BRANDS, INC. 65

AUDIT COMMITTEE REPORT

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company's financial statements, the Committee reviews and discusses with both management and the Company's independent auditors all annual and quarterly financial statements prior to their issuance. During 2014, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S., and reviewed significant accounting and disclosure issues with the Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16 (Communication with Audit Committees), including the quality (not merely the acceptability) of the Company's accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and disclosures related to critical accounting practices. The Committee has also discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP's communications with the Committee concerning independence. The Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors' independence. The Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company's internal and disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Committee also reviews and discusses legal and compliance matters with management, and, as necessary or advisable, the Company's independent auditors.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2014?

Based on the Committee's discussions with management and the independent auditors and the Committee's review of the representations of management and the report of the independent auditors to the Board of Directors, and subject to the limitations on the Committee's role and responsibilities referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2014 for filing with the SEC.

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Thomas C. Nelson, Chairperson	Bonnie G. Hill
Mirian M. Graddick-Weir	Jonathan S. Linen
Elane B. Stock
66 YUM! BRANDS, INC. | 2015 Proxy Statement

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of our shares.

How may I elect to receive shareholder materials electronically and discontinue my receipt of paper copies?

YUM shareholders with shares registered directly in their name who received shareholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide shareholders with added convenience, to reduce our environmental impact and to reduce Annual Report printing and mailing costs.

To take advantage of this option, shareholders must subscribe to one of the various commercial services that offer access to the Internet. Costs normally associated with electronic access, such as usage and telephone charges, will be borne by the shareholder.

To elect this option, go to www.amstock.com, click on Shareholder Account Access, log in and locate the option to receive Company mailing via e-mail. Shareholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our Transfer Agent, American Stock Transfer and Trust Company, LLC, 59 Maiden Lane, New York, NY 10038 or by logging onto our Transfer Agent's website at www.amstock.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail American Stock Transfer and Trust Company, LLC.

I share an address with another shareholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called "householding" which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and Annual Report, to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders or they participate in electronic delivery of proxy materials. Shareholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to YUM! Brands, Inc., Investor Relations, 1441 Gardiner Lane, Louisville, KY 40213 or by calling Investor Relations at 1 (888) 298-6986 or by sending an e-mail to yum.investor@yum.com.

May I propose actions for consideration at next year's Annual Meeting of Shareholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and proxy card for presentation at our 2016 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at YUM! Brands, Inc., 1441 Gardiner Lane, Louisville, Kentucky 40213 by November 21, 2015. The proposal should be sent to the attention of the Corporate Secretary.

Under our bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders that is not included in our proxy

2015 Proxy Statement | YUM! BRANDS, INC. 67

ADDITIONAL INFORMATION

statement. These procedures provide that nominations for director nominees and/or an item of business to be introduced at an Annual Meeting of Shareholders must be submitted in writing to our Corporate Secretary at our principal executive offices and you must include information set forth in our bylaws. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2016 Annual Meeting no later than the date specified in our bylaws. If the 2016 Annual Meeting is not held within 30 days before or after the anniversary of the date of this year's Annual Meeting, then the nomination or item of business must be received by the tenth day following the earlier of the date of mailing of the notice of the meeting or the public disclosure of the date of the meeting. Our Annual Meeting of Shareholders is generally held on the third Thursday of May. Assuming that our 2016 Annual Meeting is held on schedule, we must receive notice of your intention to introduce a nomination or other item of business at that meeting by February 1, 2016.

The Board is not aware of any matters that are expected to come before the 2015 Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Bylaw Provisions.    You may contact YUM's Corporate Secretary at the address mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

68 YUM! BRANDS, INC. | 2015 Proxy Statement

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date ADMISSION TICKET Your Vote is important. Please vote immediately. VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Yum! Brands, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you are voting by Internet or telephone please DO NOT mail your proxy card. YUM! BRANDS, INC. 1441 GARDINER LANE LOUISVILLE, KY 40213 M85081-P59777 YUM! BRANDS, INC. The Board of Directors recommends a vote FOR items 1, 2 and 3 and AGAINST item 4. 1. Election of Directors. Abstain Against For Nominees: ! ! ! 1a. Michael J. Cavanagh ! ! ! 1b. Greg Creed Abstain Against For ! ! ! ! ! ! 1j. Elane B. Stock 1c. David W. Dorman ! ! ! ! ! ! 1d. Massimo Ferragamo 1k. Jing-Shyh S. Su ! ! ! ! ! ! 1e. Mirian M. Graddick-Weir 1l. Robert D. Walter ! ! ! ! ! ! 2. Ratification of Independent Auditors. 1f. Jonathan S. Linen ! ! ! ! ! ! 1g. Thomas C. Nelson 3. Advisory Vote to Approve Executive Compensation. ! ! ! ! ! ! 4. Shareholder Proposal Regarding Policy on Accelerated Vesting upon a Change in Control. 1h. David C. Novak ! ! ! 1i. Thomas M. Ryan ! For address changes and/or comments, please check this box and write them on the back where indicated. ! ! Please indicate if you plan to attend this meeting. Yes No NOTE: Please sign exactly as the name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

YUM! BRANDS, INC. ANNUAL MEETING May 1, 2015 9:00 AM YUM! Brands, Inc. Yum! Conference Center 1900 Colonel Sanders Lane Louisville, Kentucky 40213 ADMISSION TICKET YUM! BRANDS, INC.'S 2015 ANNUAL SHAREHOLDERS MEETING WILL BE HELD AT 9:00 A.M. (EASTERN DAYLIGHT SAVINGS TIME) ON FRIDAY, MAY 1, 2015, AT THE YUM! CONFERENCE CENTER AT 1900 COLONEL SANDERS LANE IN LOUISVILLE, KENTUCKY. If you plan to attend the Annual Shareholders Meeting, please tear off and keep the upper portion of this form as your ticket for admission to the Meeting. YOUR VOTE IS IMPORTANT. The proxy voting instruction card on the reverse side covers the voting of all shares of Common Stock of YUM! Brands, Inc., which you are entitled to vote or to direct the voting of, including those shares in the YUM! Brands 401(k) Plan. If you plan to vote by mail, please date and sign the proxy card and return it promptly in the enclosed business reply envelope. If you plan to vote by mail and do not sign and return a proxy, the shares cannot be voted. You may also vote by Internet or phone as described on the reverse side or by attending the Annual Meeting. Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com (PLEASE DETACH PROXY CARD AT PERFORATION) M85082-P59777 YUM! BRANDS, INC. This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints Christian L. Campbell, John P. Daly and Scott A. Catlett, and each of them, as Proxies with full power of substitution, to vote, as designated on the reverse side, for director substitutes if any nominee becomes unavailable and, in their discretion, on matters properly brought before the Meeting and on matters incident to the conduct of the Meeting, all of the shares of common stock of YUM! Brands, Inc. which the undersigned has power to vote at the Annual Meeting of Shareholders to be held on May 1, 2015, or any adjournment thereof. NOMINEES FOR DIRECTOR: Michael J. Cavanagh, Greg Creed, David W. Dorman, Massimo Ferragamo, Mirian M. Graddick-Weir, Jonathan S. Linen, Thomas C. Nelson, David C. Novak, Thomas M. Ryan, Elane B. Stock, Jing-Shyh S. Su and Robert D. Walter. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3 and AGAINST 4. This Proxy, when properly executed, will be voted as directed; if no direction is indicated, it will be voted as follows: FOR (1) the Election of All Nominees for Director FOR (2) the Ratification of Independent Auditors FOR (3) the Advisory Vote to Approve Executive Compensation AGAINST (4) Shareholder Proposal regarding Policy on Accelerated Vesting upon a Change in Control This card also provides voting instructions to the Administrator or Trustee for shares beneficially owned under the YUM! Brands 401(k) Plan. Address Changes/Comments:  (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) SEE REVERSE SIDE (CONTINUED and To Be Signed and Dated on REVERSE SIDE)

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date YUM! BRANDS, INC. ANNUAL MEETING FOR HOLDERS AS OF 3/3/15 TO BE HELD ON 5/1/15 Your vote is important. Thank you for voting. Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date. Vote by Internet: www.proxyvote.com Vote by Phone: 1-800-454-8683 Vote by Mail: Use the envelope enclosed M85115-P58728 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report The Board of Directors recommends you vote FOR the following proposals: ! PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON 1. Election of Directors. Abstain Against For Nominees: Abstain Against For ! ! ! ! ! ! 1a. Michael J. Cavanagh 2. Ratification of Independent Auditors. ! ! ! ! ! ! 1b. Greg Creed 3. Advisory Vote to Approve Executive Compensation. ! ! ! The Board of Directors recommends you vote AGAINST the following proposal: 1c. David W. Dorman ! ! ! ! ! ! 1d. Massimo Ferragamo 4. Shareholder Proposal Regarding Policy on Accelerated Vesting upon a Change in Control. ! ! ! 1e. Mirian M. Graddick-Weir NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! 1f. Jonathan S. Linen ! ! ! 1g. Thomas C. Nelson ! ! ! 1h. David C. Novak ! ! ! 1i. Thomas M. Ryan ! ! ! 1j. Elane B. Stock ! ! ! 1k. Jing-Shyh S. Su ! ! ! 1l. Robert D. Walter